UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

IDACORP, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 17, 2007, AT BOISE, IDAHO

April 9, 2007

TO THE SHAREHOLDERS OF IDACORP, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of IDACORP, Inc. will be held on May 17, 2007 at 10:00 a.m. local time at the Idaho Power Company corporate headquarters building, 1221 West Idaho Street, Boise, Idaho, for the following purposes:

1.	to elect four directors of IDACORP for three-year terms and one director for a two-year term;

2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.	to transact such other business that may properly come before the meeting and any adjournment or adjournments thereof.

Common shareholders of record of IDACORP at the close of business on March 29, 2007, are entitled to notice of and to vote at the meeting.

You are cordially invited to attend the meeting in person. Shareholders interested in attending in person must make a reservation by calling (800) 635-5406. Whether or not you plan to attend, please vote your proxy promptly. It is important that your shares be represented at the meeting. Please vote your proxy, regardless of the size of your holdings, as promptly as possible. Any shareholder voting a proxy who attends the meeting may vote in person by revoking that proxy before or at the meeting.

By Order of the Board of Directors

Patrick A. Harrington
Corporate Secretary

To shareholders who receive multiple proxies
If you own IDACORP common stock other than the shares shown on the enclosed proxy, you will receive a proxy in a separate envelope for each such holding. Please vote each proxy received.

i

PROXY STATEMENT
IDACORP, Inc.
1221 West Idaho Street
P.O. Box 70
Boise, Idaho 83707

GENERAL INFORMATION

We are mailing you this proxy statement and the accompanying form of proxy beginning April 9, 2007 to solicit your proxy on behalf of our board of directors for use at our annual meeting of shareholders. The meeting will be held on May 17, 2007 at 10:00 a.m., local time, at the Idaho Power Company corporate headquarters building, 1221 West Idaho Street, Boise, Idaho.

COST AND METHOD OF SOLICITATION

We will pay the cost of soliciting your proxy. Our officers and employees may solicit proxies, personally or by telephone, telegraph, fax, mail or other electronic means, without extra compensation. In addition, Georgeson Inc. will solicit proxies from brokers, banks, nominees and institutional investors at a cost of approximately $4,500 plus out-of-pocket expenses. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their expenses in sending our proxy materials to beneficial owners.

MATTERS TO BE VOTED UPON

As of April 9, 2007, the only business we expect to be presented at the annual meeting is:

•	the election of five directors and

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2007.

RECORD DATE

You are entitled to notice of, and to vote at, the annual meeting if you owned shares of our common stock at the close of business on March 29, 2007.

OUTSTANDING VOTING SECURITIES

As of March 29, 2007, we had 43,984,150 outstanding shares of common stock entitled to one vote per share.

VOTING

How to Vote

You may vote your proxy by telephone, through the internet or by marking, signing, dating and returning the proxy card in the enclosed postage-prepaid envelope.

If you vote through the internet, you may have to pay costs associated with electronic access, such as usage charges from internet service providers and telephone companies.

If a bank or broker holds your shares, you may be able to vote by telephone or through the internet. Follow the instructions you receive from your bank or broker.

In addition, if you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on routine matters. The election of directors and the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2007 are considered routine matters.

Quorum

Under the Idaho Business Corporation Act, a majority of our outstanding common stock must be present in person or represented by proxy in order to hold the annual meeting.

Votes Needed to Approve Proposals

The following votes are required for approval of each proposal at the annual meeting:

Proposal No. 1 –	our directors are elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. Votes may be cast in favor or withheld; withheld votes have no effect on the results.

Proposal No. 2 –	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2007 is approved if the votes cast in favor exceed the votes cast against ratification.

If we do not receive any direction from you, properly executed proxies that we receive will be voted FOR Proposal No. 1, election of our nominees for director, and FOR Proposal No. 2, ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2007.

How to Revoke Your Proxy

You may revoke your proxy at any time before it is voted at the meeting. If you attend the meeting and wish to vote in person, you may revoke your proxy by oral notice at that time. Otherwise, you must send in a later dated proxy or you must mail your written revocation to the corporate secretary of IDACORP at 1221 West Idaho Street, Boise, Idaho 83702-5610, and we must receive it before the meeting.

Secret Ballot

It is our policy that all proxies for the annual meeting that identify shareholders, including employees, are to be kept secret. Proxies will be forwarded to the independent tabulator who receives, inspects and tabulates the proxies. No proxies are available for examination and the identity and vote of any shareholder are not disclosed to our representatives or to any third party except:

•	as required by law

•	to allow the independent election inspectors to certify the results of the shareholder vote

•	in the event of a matter of significance where there is a proxy solicitation in opposition to the board of directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission or

•	to respond to shareholders who have written comments on their proxies.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Jack K. Lemley reached our mandatory retirement age of 72 and retired from the board of directors, effective December 31, 2006. Mr. Lemley had served with distinction as a director of Idaho Power Company since 1995 and a director of IDACORP since 1998.

Rotchford L. Barker has announced his resignation from the board of directors effective May 17, 2007. Mr. Barker has served with distinction as a director of IDACORP and Idaho Power Company since 1999.

Our board of directors consists of 12 members. Following the resignation of Mr. Barker, our board will have 11 members. Our articles of incorporation, as amended, provide that directors are elected for three-year terms, with approximately one-third of the board of directors elected at each annual meeting of shareholders.

Four of the directors standing for election to our board of directors are nominees for election with terms to expire in the year 2010. Three of these nominees are incumbent directors of IDACORP and nominated for reelection. Ms. Johansen was appointed to the board of directors effective April 1, 2007, is a member of the class of 2007 and is a nominee for election for the first time. Ms. King was appointed to the board of directors effective November 1, 2006, is a member of the class of 2009 and is a nominee for election for the first time.

Unless you otherwise indicate, proxies that we receive will be voted in favor of the election of the director nominees. While we expect that all of the nominees will be able to qualify for and accept office, if for any reason one or more should be unable to do so, the proxies will be voted for nominees selected by the board of directors.

The board of directors unanimously recommends a vote “FOR” the nominees listed below.

NOMINEES FOR ELECTION – TERMS EXPIRE 2010

JUDITH A. JOHANSEN
Former President and Chief Executive Officer, 2001-2006, and Executive Vice President, 2000–2001, of PacifiCorp, electrical utility serving six western states; former CEO and Administrator, 1998–2000, Director and Vice President, 1992–1996, Bonneville Power Administration, a federal power marketing agency in the Pacific Northwest; former Vice President, 1996–1998, Avista Energy, electric and natural gas utility; director of Cascade BanCorp, since 2006; Kaiser Permanente, since 2006; Schnitzer Steel, since 2006; director of the following IDACORP subsidiaries: Idaho Power Company since 2007; director of IDACORP since 2007. Age 48

J. LaMONT KEEN
President and Chief Executive Officer of IDACORP since July 1, 2006 and President and Chief Executive Officer of Idaho Power Company since 2005; Executive Vice President of IDACORP, 2002–2006; President and Chief Operating Officer, Idaho Power Company, 2002–2005; Senior Vice President-Administration and Chief Financial Officer, IDACORP and Idaho Power Company, 1999–2002; Senior Vice President-Administration, Chief Financial Officer and Treasurer, IDACORP and Idaho Power, 1999; Vice President, Chief Financial Officer and Treasurer, Idaho Power Company 1996–1999; Vice President and Chief Financial Officer, Idaho Power Company 1991–1996; and Controller, Idaho Power Company, 1988–1991; director of the following IDACORP subsidiaries: Idaho Power Company since 2004 and Idaho Energy Resources Company since 1991; director of IDACORP since 2004. J. LaMont Keen and Steven R. Keen, Vice President and Treasurer of IDACORP, Inc. and Idaho Power Company, are brothers. Age 54

JON H. MILLER
Chairman of the Board of IDACORP since 1999; Private Investor; formerly President and Chief Operating Officer, 1978–1990, and a director, 1977–1990, of Boise Cascade Corporation, distributor of office products and building materials and an integrated manufacturer and distributor of paper, packaging and wood products; director of the following IDACORP subsidiaries: Idaho Power Company since 1988; director of IDACORP since 1998. Age 69

ROBERT A. TINSTMAN
Executive Chairman of James Construction Group, a construction services company, since 2002; former President and Chief Executive Officer, 1995–1999, and director, 1995–1999, of Morrison Knudsen Corporation, a general contractor providing global mining, engineering and construction services; former Chairman of Contractorhub.com, an e-marketplace for contractors, subcontractors and suppliers, 2000–2001; director of the Home Federal Bancorp, Inc., banking services, since 1999; CNA Surety Corporation, surety company offering contract and commercial surety bonds, since 2004; director of the following IDACORP subsidiaries: Idaho Power Company since 1999; director of IDACORP since 1999. Age 60

NOMINEE FOR ELECTION – TERM EXPIRES 2009

CHRISTINE KING
President and Chief Executive Officer of AMI Semiconductor, designer and manufacturer of semiconductor products, since 2001; director of Analog Devices, Inc., analog and digital signal processing circuits, since 2003; director of the following IDACORP subsidiaries: Idaho Power Company since 2006; director of IDACORP since 2006. Age 57

CONTINUING DIRECTORS – TERMS EXPIRE 2009

GARY G. MICHAEL
Former Chairman of the Board and Chief Executive Officer, 1991–2001, of Albertson’s, Inc., food-drug retailer; director of The Clorox Company, manufacturer and marketer of household products, since 2001; Office Max, distributor of business and retail office products, including office supplies, paper, technology products and services, and furniture, since 2004; Harrah’s Entertainment, Inc., casino entertainment, since 2001; Questar Corporation, integrated natural gas company, since 1994; Questar Gas, provider of retail natural gas-distribution services, since 1994; Questar Pipeline, interstate gas transportation and storage, since 1994; Graham Packaging Company, designer and manufacturer of customized plastic containers, Advisory Board, since 2002; director of the following IDACORP subsidiaries: Idaho Power Company since 2001; director of IDACORP since 2001. Age 66

PETER S. O’NEILL
Former Chairman of O’Neill Enterprises L.L.C., developer of planned communities, 1990–2004; director of Building Materials Holding Corporation, provider of construction services, manufactured building components and materials to professional residential builders and contractors, since 1993; director of the following IDACORP subsidiaries: Idaho Power Company since 1995 and IDACORP Financial Services, Inc. since 1999; director of IDACORP since 1998. Age 70

JAN B. PACKWOOD
Former President and Chief Executive Officer of IDACORP, from 1999 to July 1, 2006; Chief Executive Officer of Idaho Power Company, 2002–2005; President and Chief Executive Officer, Idaho Power Company, 1999–2002; President and Chief Operating Officer, Idaho Power Company, 1997–1999; Executive Vice President, 1996–1997, and Vice President – Bulk Power, 1989–1996; director of the following IDACORP subsidiaries: Idaho Power Company since 1997, IDACORP Financial Services, Inc. since 1997 and Ida-West Energy Company since 1999; director of IDACORP since 1998. Age 64

CONTINUING DIRECTORS – TERMS EXPIRE 2008

RICHARD G. REITEN
Chairman of the Board of Northwest Natural Gas Company, provider of natural gas in Oregon and southwest Washington, since 2006 and from 2000–2005, President and Chief Executive Officer, 1997–2003, President and Chief Operating Officer, 1995-1997; former President and Chief Operating Officer of Portland General Electric, electric public utility, 1992–1995; former President of Portland General Corp., 1989–1992; director of U.S. Bancorp, banking services, since 1998; Building Materials Holding Corporation, provider of construction services, manufactured building components and materials to professional residential builders and contractors, since 2001; and National Fuel Gas Company, diversified energy company providing interstate natural gas transmission and storage, since 2004; director of the following IDACORP subsidiaries: Idaho Power Company since 2004; director of IDACORP since 2004. Age 67

JOAN H. SMITH
Self-employed consultant, consulting on regulatory strategy and telecommunications, since 2003; former Oregon Public Utility Commissioner, 1990–2003; affiliate director with Wilk & Associates/ LECG LLP, public consulting organization, since 2003; director of the following IDACORP subsidiaries: Idaho Power Company since 2004; director of IDACORP since 2004. Age 64

THOMAS J. WILFORD
President of Alscott, Inc., real estate development and other investments, since 1993; Chief Executive Officer of J.A. and Kathryn Albertson Foundation, Inc., family foundation committed and striving to be a catalyst for positive educational change, since 2003, former President, 1995–2003; director of the following IDACORP subsidiaries: Idaho Power Company since 2004; director of IDACORP since 2004. Age 64

CORPORATE GOVERNANCE

Director Independence

Our board of directors has adopted a policy on director independence that includes categorical standards for director independence. This policy is contained in our corporate governance guidelines, which we have posted on our website at www.idacorpinc.com/corpgov/default.cfm and attached to this proxy statement as exhibit “A”.

All of our board members are non-employees, except for J. LaMont Keen, our president and chief executive officer. The board of directors has determined that the following members are or were “independent” based on all relevant facts and circumstances and under the New York Stock Exchange listing standards and our corporate governance guidelines: Rotchford L. Barker, Judith A. Johansen, Christine King, Jack K. Lemley, Gary G. Michael, Jon H. Miller, Peter S. O’Neill, Joan H. Smith, Robert A. Tinstman and Thomas J. Wilford. On July 1, 2006 Jan B. Packwood retired as president and chief executive officer of IDACORP and remained on the board of directors as a non-employee director. Mr. Packwood does not meet the director independence criteria set forth in the New York Stock Exchange listing standards and our corporate governance guidelines. In September 2006 the board of directors, acting upon a recommendation of the corporate governance committee, determined that director Richard G. Reiten had a material relationship with Idaho Power Company and no longer met the director independence criteria set forth in the New York Stock Exchange listing standards and our corporate governance guidelines. Mr. Reiten’s son was selected as president of Pacific Power which, with Idaho Power Company, owns the Jim Bridger power plant and coal mine located near Rock Springs, Wyoming. See also Related Person Transaction Disclosure.

The office of the chairman of the board and the chief executive officer have been separated since June 1999. The non-employee directors have held meetings separate from management since 1998. Mr. Miller, the independent chairman of the board, presides at board meetings and regularly-scheduled executive sessions of non-employee directors.

Code of Ethics

For many years, our principal subsidiary, Idaho Power Company, had a code of business conduct and ethics, which applied to all of its directors, officers and employees. We adopted a new code of business conduct and ethics in July 2003, which applied to all of our directors, officers and employees. In September 2005, we revised the code of business conduct and ethics and adopted a separate code of business conduct and ethics for directors. These codes of business conduct and ethics are posted at www.idacorpinc.com/corpgov/conduct_ethics.cfm. You may obtain printed copies without charge by writing to the corporate secretary of IDACORP at 1221 West Idaho Street, Boise, Idaho 83702-5610.

We will also post on our website any amendments to or waivers of our codes of business conduct and ethics, as required by Regulation S-K, Item 406 or the New York Stock Exchange listing standards at www.idacorpinc.com/corpgov/conduct_ethics.cfm

Board Meetings and Committees; Attendance at Annual Meeting

The board of directors held eight meetings in 2006. Each director attended at least 75 percent of his or her board and committee meetings. Our average attendance during 2006 at all meetings of the board and all meetings of the committees of the board was approximately 95 percent.

Our corporate governance guidelines provide that all directors are expected to attend our annual meeting of shareholders and be available, when requested by the chairman of the board, to answer any questions shareholders may have. All members of the board of directors as of May 2006 attended our 2006 annual meeting.

Our standing committees are the executive committee, the audit committee, the compensation committee and the corporate governance committee. We describe our committees, their membership during 2006 and their principal responsibilities below.

We have

•	written charters for the audit committee, corporate governance committee and compensation committee and

•	corporate governance guidelines, which address issues including the responsibilities, qualifications and compensation of the board of directors, as well as board leadership, board committees and self-evaluation.

Our written committee charters and the corporate governance guidelines are available on our website and may be accessed at www.idacorpinc.com/corpgov/default.cfm. You may obtain printed copies without charge by writing to the corporate secretary of IDACORP at 1221 West Idaho Street, Boise, Idaho 83702-5610.

Executive Committee

The executive committee acts on behalf of the board of directors when the board is not in session, except on those matters that require action of the full board. Members of the executive committee are J. LaMont Keen, chairman, Gary G. Michael, Jon H. Miller, Peter S. O’Neill and Robert A. Tinstman. Jan B. Packwood served as a member and chairman of the executive committee until July 1, 2006, when he retired as chief executive officer. During 2006, the executive committee met one time.

Audit Committee

The audit committee is a separately-designated standing committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. All members are independent, as that term is defined in the listing standards of the New York Stock Exchange. Members of the audit committee are Gary G. Michael, chairman, Rotchford L. Barker, Judith A. Johansen, effective April 15, 2007, Joan H. Smith, effective January 18, 2007, and Thomas J. Wilford. The board of directors has determined that Messrs. Michael, Barker and Wilford are “audit committee financial experts.”

The audit committee

•	assists the board of directors in the oversight of

–	the integrity of our financial statements

–	our compliance with legal and regulatory requirements

–	the qualifications, independence and performance of our independent registered public accounting firm and

–	the performance of our internal audit department

•	monitors compliance under the code of business conduct and ethics for our officers and employees and the code of business conduct and ethics for our directors, considers and grants waivers for directors and executive officers from the codes and informs the general counsel immediately of any violation or waiver

•	prepares the audit committee report required to be included in the proxy statement for our annual meeting of shareholders.

During 2006, the audit committee met nine times.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The audit committee has reviewed and discussed the audited consolidated financial statements of IDACORP, Inc. with management and the independent auditors. The audit committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, AICPA, Professional Standards, Vol. 1. AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 regarding independence discussions with audit committees as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The audit committee has discussed with the independent accountants the independent accountants’ independence.

Based on the audit committee’s review and discussions referred to above, the audit committee recommended to the board of directors that the IDACORP audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Gary G. Michael, Chairman
Rotchford L. Barker
Joan H. Smith
Thomas J. Wilford

Compensation Committee

Members of the compensation committee are Robert A. Tinstman, chairman, Christine King, effective November 1, 2006, and Peter S. O’Neill. Jack K. Lemley served as a member of the compensation committee until his retirement from the board on December 31, 2006. Richard G. Reiten served as a member of the compensation committee until September 20, 2006. Each member is independent as that term is defined in the applicable New York Stock Exchange listing standards.

The compensation committee has direct responsibility to

•	review and approve corporate goals and objectives relevant to our chief executive officer’s compensation

•	evaluate our chief executive officer’s performance in light of those goals and objectives

•	either as a committee or together with the other independent directors, as directed by the board, determine and approve our chief executive officer’s compensation level based on this evaluation

•	make recommendations to the board with respect to executive officer compensation, incentive compensation plans and equity-based plans that are subject to board approval

•	review and discuss with management the compensation discussion and analysis and based upon such review and discussion determine whether to recommend to the board that the compensation discussion and analysis be included in our proxy statement for the annual meeting of shareholders

•	produce the compensation committee report as required by the Securities and Exchange Commission to be included in our proxy statement for the annual meeting of shareholders and

•	oversee our compensation and employee benefit plans and practices.

The compensation committee and the board of directors have sole responsibility to determine executive officer compensation, which may not be delegated. Total compensation for each executive officer is determined by the compensation committee, which then submits its recommendations to the other independent directors on the board for approval. Certain officers attend compensation committee meetings, including the chief executive officer, chief financial officer, vice president of human resources and the corporate secretary. The compensation committee chair works with our management to establish an agenda for the compensation committee meetings. The committee meets in executive session, without management, as it deems necessary.

The compensation committee generally begins a review of compensation data at its September meeting, determines the performance goals and range of target awards of performance shares and restricted stock awards under the IDACORP Restricted Stock Plan, the 2000 Long-Term Incentive and Compensation Plan and the IDACORP Executive Incentive Plan at the November or January meeting and determines new awards and determines payouts with respect to completed performance periods at its February or March meeting. The February meeting occurs after the release of earnings for the prior year. The compensation committee may also hold special meetings as necessary and may determine additional performance awards at other times in its discretion, including for promotions or new hires. However, all awards under the plans are approved by the board of directors.

Please refer to the Compensation Discussion and Analysis for a discussion of our policies and procedures for determining and establishing executive compensation.

In addition, the compensation committee has responsibility for reviewing and making recommendations with respect to director compensation to the board. In January 2006 the compensation committee reviewed the competitiveness of our non-employee director compensation program. The committee asked Towers Perrin, a nationally recognized consulting firm with extensive experience in the area of executive compensation, to conduct an analysis of competitive marketplace data on director compensation. Towers Perrin reviewed proxy statements from the same two peer groups utilized in our executive compensation analysis, which we discuss in the Compensation Discussion and Analysis. Towers Perrin evaluated each component of non-employee director compensation and summarized the marketplace data collected on the basis of total cash compensation and total direct compensation, which is total cash compensation plus the expected value of any stock-based compensation and annual stock-based awards. The compensation committee reviewed the competitive market data and the Towers Perrin analysis of this data and made no recommendations for adjustments to non-employee director compensation for 2006. However, the compensation for directors increased for 2007. See Director Compensation for 2006.

During 2006, the compensation committee met six times.

Corporate Governance Committee

The corporate governance committee is also our nominating committee. Members of the corporate governance committee are Peter S. O’Neill, chairman, Jon H. Miller and Joan H. Smith. Each member is independent as that term is defined in the applicable New York Stock Exchange listing standards.

The corporate governance committee’s responsibilities include

•	identifying individuals qualified to become directors, consistent with criteria approved by the board

•	selecting, or recommending that the board select, the candidates for all directorships to be filled by the board or by the shareholders

•	developing and recommending to the board our corporate governance guidelines

•	overseeing the evaluation of the board and management and

•	taking a leadership role in shaping our corporate governance.

During 2006, the corporate governance committee met four times.

Process for Shareholders to Recommend Nominees for Directors

We have processes in our bylaws and corporate governance guidelines for you to follow if you wish to recommend nominees for director to our corporate governance committee. You must submit your written recommendations to our corporate secretary no later than 120 days prior to the first anniversary of the mail date of last year’s proxy statement. In the event of a special meeting of shareholders to elect one or more directors, you must submit a recommendation in writing no later than the close of business on the tenth day after the day we make a public announcement of the meeting and the nominees our board of directors is proposing. Your written recommendation must include all information with respect to the candidate required under the Securities Exchange Act of 1934, including the candidate’s written consent. If you recommend a nominee for director, you must also provide the following information:

•	your name and address

•	the number of shares of voting stock you own beneficially and of record and

•	a statement as to how long you have held the stock.

Our corporate secretary will review all written recommendations and send those conforming to these requirements to the corporate governance committee.

Board Membership Criteria

Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our shareholders. Directors must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a board of directors representing diverse experience at policy-making levels in business, finance and accounting and in areas that are relevant to our business activities. At least one director shall be an “audit committee financial expert.” Directors are required to retire upon reaching age 72.

Non-employee directors should be independent under the New York Stock Exchange listing standards.

Process for Determining Director Nominees

Our corporate governance committee is responsible for selecting and recommending to the board candidates for election as directors. Our corporate governance guidelines contain procedures for the committee to identify and evaluate new director nominees, including nominees our shareholders recommend in compliance with our bylaws and policies.

The chairman of the corporate governance committee begins the process of identifying and evaluating nominees for director and keeps the full board informed of the nominating process. The chairman reviews candidates recommended by shareholders and may hire a search firm to identify other candidates. The chairman then presents an initial group of candidates to the corporate governance committee.

The committee gathers additional information on the candidates to determine if they qualify to be members of our board. The committee examines whether the candidates are independent and whether their election would violate any federal or state laws, rules or regulations that apply to us. The committee also considers whether the nominees will have potential conflicts of interest and whether they will represent a single or special interest before finalizing a list of candidates for the full board to approve.

Since our 2006 annual meeting, we have elected two new board members: Ms. King effective November 1, 2006, and Ms. Johansen effective April 1, 2007. Mr. Packwood, who retired as president and chief executive officer effective July 1, 2006 but continued as a non-employee director on the board, recommended both Ms. King and Ms. Johansen to the corporate governance committee. The chairman of the corporate governance committee did not retain a search firm to identify or evaluate any nominees, and no fees were paid.

Communications with the Board of Directors and Audit Committee

Shareholders and other interested parties may communicate with members of the board of directors by

•	calling 1-866-384-4277 if you have a concern to bring to the attention of the board of directors, our independent chairman of the board or non-employee directors as a group or

•	logging on to www.ethicspoint.com and following the instructions to file a report if your concern is of an ethical nature.

Our general counsel receives all reports and forwards them to the chairman of the board. If your report concerns questionable accounting practices, internal accounting controls or auditing matters, our general counsel will also forward your report to the chairman of the audit committee.

RELATED PERSON TRANSACTION DISCLOSURE

Related Person Transactions Policy

On March 15, 2007 our board adopted a written related person transactions policy.

The policy defines a related person transaction as one in which the amount exceeds $100,000 and excludes:

•	transactions available to all employees

•	the purchase or sale of electric energy at rates authorized by law or governmental authority or

•	transactions between or among companies within the IDACORP family.

The policy defines a related person as any:

•	officer, director or director nominee for IDACORP or any subsidiary

•	person known to be a greater than 5% beneficial owner of IDACORP voting securities

•	immediate family member of the foregoing persons or

•	firm or corporation in which any of the foregoing persons is employed, a partner or greater than a 5% owner.

The corporate governance committee administers the policy, which includes procedures to review related person transactions, approve related person transactions and ratify unapproved transactions. The policy requires prior (i) corporate governance committee approval of charitable contributions in excess of $100,000 in any calendar year to charities identified as related persons, except those non-discretionary contributions made pursuant to our matching contribution program and (ii) board approval of the hiring of immediate family members of directors and officers. In the case of an immediate family member, the policy also requires approval of any material change in the terms of employment including compensation. The board of directors may approve a proposed related person transaction after reviewing the information considered by the corporate governance committee and any additional information it deems necessary or desirable:

•	if it determines in good faith that the transaction is, or is not inconsistent with, the best interests of the company and our shareholders and

•	if the transaction is on terms comparable to those that could be obtained in arm’s length dealing with an unrelated third party.

Related Person Transactions in 2006

On May 18, 2006, the board of directors appointed Steven R. Keen as vice president and treasurer of IDACORP and Idaho Power Company effective June 1, 2006. Previously, Steven R. Keen was president and chief executive officer of IDACORP Financial Services, an IDACORP subsidiary. Steven R. Keen is the brother of J. LaMont Keen, president and chief executive officer of

IDACORP and Idaho Power Company. For 2006, Steven R. Keen had a base salary of $210,000, received an incentive payment under the 2006 short-term incentive plan of $135,010, and received an award of (i) 1,359 time vesting restricted shares with a three year restricted period through December 31, 2008 and (ii) 2,718 performance shares with a three year performance period through December 31, 2008. The board of directors approved all elements of Steven R. Keen’s 2006 compensation.

In September 2006 the board of directors, acting upon a recommendation of the corporate governance committee, determined that director Richard G. Reiten had a material relationship with Idaho Power Company and no longer met the director independence criteria set forth in the New York Stock Exchange listing standards and our corporate governance guidelines. In September 2006, Mr. Reiten’s son assumed the position of president of Pacific Power, a division of PacifiCorp, which, with Idaho Power Company, owns the Jim Bridger power plant and coal mine located near Rock Springs, Wyoming. Idaho Power Company owns one-third of the power plant and mine, and PacifiCorp owns the other two-thirds. Mr. Reiten’s son was not affiliated with PacifiCorp prior to his selection as president of Pacific Power.

Idaho Power Company pays PacifiCorp its one-third share of the annual budgets for the plant and mine covering operating expenses and capital improvements. In addition, Idaho Power Company purchases its share of the coal for the plant and as needed purchases energy from PacifiCorp to meet load. In 2006, these payments totaled approximately $153 million.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the annual meeting, we will ask you to ratify the audit committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2007. This firm has conducted our consolidated annual audits since 1998 and is one of the world’s largest firms of independent certified public accountants. We expect a representative of Deloitte & Touche LLP to be present at the meeting. He or she will have an opportunity to make a statement and to respond to appropriate questions.

Your vote will not affect our appointment or retention of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2007. However, the audit committee will consider your vote as a factor in selecting our independent registered public accounting firm for 2008. The audit committee reserves the right, in its sole discretion, to change the appointment of the independent registered public accounting firm at any time during a fiscal year if it determines that such a change would be in the best interests of the company and our shareholders.

The board of directors unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2007.

The ratification of Deloitte & Touche LLP as our independent registered public accounting firm is approved if the votes cast in favor exceed the votes cast against ratification.

INDEPENDENT ACCOUNTANT BILLINGS

The aggregate fees our principal independent accountants, Deloitte & Touche LLP, billed or are expected to bill us for the fiscal years ended December 31, 2006 and 2005 are:

Fees Billed	2006	2005
Audit Fees	$1,061,328	$1,022,945
Audit-Related Fees (1)	47,500	264,753
Tax Fees (2)	426,365	56,503
All Other Fees	-0-	-0-
Total Fees	$1,535,193	$1,344,201

(1)	Includes fees for audits of our benefit plans, stand alone audits of subsidiaries, Sarbanes-Oxley section 404 readiness assistance and work in connection with regulatory inquiries.

(2)	Includes fees for tax compliance and tax consulting in connection with Internal Revenue Service account analysis and uniform capitalization.

Policy on Audit Committee Pre-Approval. We and our audit committee are committed to ensuring the independence of the accountants, both in fact and in appearance. The audit committee has established a pre-approval policy, which is included as exhibit “B” to this proxy statement. The audit committee pre-approved all fees in 2006 and 2005.

OTHER BUSINESS

Neither the board of directors nor management intends to bring before the meeting any business other than the matters referred to in the notice of annual meeting and this proxy statement. In addition, we have not been informed that any other matter will be presented to the meeting by others. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND FIVE PERCENT SHAREHOLDERS

The following table sets forth the number of shares of our common stock beneficially owned on March 1, 2007, by our directors and nominees, by our named executive officers and by our directors and executive officers as a group:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Stock Options(2)	Percent of Class
Common Stock	Rotchford L. Barker	23,462	6,600	*
Common Stock	Judith A. Johansen (3)	–	–	*
Common Stock	J. LaMont Keen (4)	221,810	154,862	*
Common Stock	Christine King	1,082	–	*
Common Stock	Gary G. Michael	16,053	6,600	*
Common Stock	Jon H. Miller	13,962	6,600	*
Common Stock	Peter S. O’Neill	15,728	6,600	*
Common Stock	Jan B. Packwood	189,402	132,800	*
Common Stock	Richard G. Reiten	7,081	1,800	*
Common Stock	Joan H. Smith	5,731	1,200	*
Common Stock	Robert A. Tinstman	14,962	6,600	*
Common Stock	Thomas J. Wilford	6,781	1,800	*
Common Stock	Darrel T. Anderson	59,556	38,012	*
Common Stock	James C. Miller (5)	101,108	84,356	*
Common Stock	Daniel B. Minor	18,553	4,692	*
Common Stock	Thomas R. Saldin	17,515	3,200	*
Common Stock	All directors and executive (6) officers of IDACORP as a group (22 persons)	806,973	494,493	1.8%

*	Less than 1 percent.

(1)	Includes shares of common stock subject to forfeiture and restrictions on transfer granted pursuant to the IDACORP Restricted Stock Plan or the 2000 Long-Term Incentive and Compensation Plan. Also includes shares of common stock that the beneficial owner has the right to acquire within 60 days upon exercise of stock options.

(2)	Exercisable within 60 days and included in the amount of beneficial ownership column.

(3)	Elected effective April 1, 2007.

(4)	Mr. Keen disclaims all beneficial ownership of the 212 shares owned by his wife. These shares are not included in the table.

(5)	Mr. Miller disclaims all beneficial ownership of the 6 shares owned by his wife through the Employee Savings Plan. These shares are not included in the table.

(6)	Includes 3,549 shares owned by spouse of an executive officer.

Except as indicated above, all directors and executive officers have sole voting and investment power for the shares held by them including shares they own through our Employee Savings Plan and our Dividend Reinvestment and Stock Purchase Plan.

The following table sets forth certain information with respect to each person we know to be the beneficial owner of more than five percent of our common stock as of March 1, 2007.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	2,316,080(1)	5.4%

(1)	Based on a Schedule 13G, dated January 31, 2007, jointly filed by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited, Barclays Global Investors, NA reported sole voting power with respect to 1,024,023 shares and sole dispositive power with respect to 1,200,478 shares. Barclays Global Fund Advisors reported sole voting power and sole dispositive power with respect to 1,115,602 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and executive officers are required to file initial reports of ownership and to report changes of ownership of our common stock with the Securities and Exchange Commission. Based solely upon a review of these filings furnished to us for 2006 or written representations from our directors and executive officers that no Form 5 was required, we believe that all required filings were timely made in 2006, except for Mr. Packwood who filed a Form 4 one week late in connection with the vesting of restricted stock.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis contains statements regarding future corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Compensation Philosophy

Our executive compensation philosophy is to provide balanced and competitive compensation to our executive officers to:

•	assure that we are able to attract and retain high-quality executive officers and

•	motivate our executive officers to achieve performance goals that will benefit our shareholders and customers.

Compensation Policy

Our board of directors adopted a formal executive compensation policy on January 18, 2007, upon the recommendation of the compensation committee. The executive compensation policy includes the following compensation-related objectives:

•	manage officer compensation as an investment with the expectation that officers will contribute to our overall success

•	recognize officers for their demonstrated ability to perform their responsibilities and create long-term shareholder value

•	be competitive with respect to those companies in the markets in which we compete to attract and retain the qualified executives necessary for long-term success

•	be fair from an internal pay equity perspective

•	ensure effective utilization and development of talent by working in concert with other management processes, such as performance appraisal, succession planning and management development and

•	balance total compensation with our ability to pay.

Compensation Committee

The compensation committee of the board of directors has primary responsibility for determining the compensation provided to our executive officers. The compensation committee receives information and advice from its compensation consultant and from management and makes a determination of executive officer compensation, which the committee then recommends to the independent directors on the board for approval.

Compensation Consultant

The committee has retained Towers Perrin for advice regarding compensation matters. Towers Perrin is a nationally recognized consulting firm with extensive experience in the area of executive compensation. The consulting firm closely monitors executive compensation practices and trends and maintains an extensive executive compensation private survey database covering general industry and the energy industry in particular.

The consulting firm serves at the request of the compensation committee and may be replaced by the compensation committee at any time.

The consulting firm also provides certain services to our management. These services primarily involve providing private compensation survey data that is not readily available to us from other sources. We may request other human resources-related services from the consulting firm from time to time. All such services require the advance approval of the compensation committee to assure that such services to management do not interfere with the consulting firm’s advice to the compensation committee.

Company Management Involvement

Our executive officers are also involved in the process of reviewing executive compensation. The president and chief executive officer and the senior vice presidents review and comment on the market compensation data provided by the consulting firm, including the makeup of market comparison groups and the description of comparable officer positions. The president and chief executive officer and the senior vice presidents utilize the competitive market data, along with other factors related to an officer’s position, experience and individual performance, to develop proposed compensation levels for those senior vice presidents or vice presidents that report to them. These compensation proposals are then presented to the compensation committee, which reviews and may modify the proposals before approving them.

Elements of Executive Compensation

Total compensation for our named executive officers has the following components:

•	Base salary – Base salary is the foundational component of executive officer compensation and consists of fixed cash salary. We pay base salaries in order to provide our executive officers with sufficient regularly paid income and to secure officers with the knowledge, skills and abilities necessary to successfully execute their job duties and responsibilities. Base salary is not based upon or adjusted pursuant to corporate performance goals but rather is based or adjusted upon a series of factors related to the officer’s position, experience and individual performance. Executive officers may defer all or a portion of their base salary pursuant to the Idaho Power Company Executive Deferred Compensation Plan.

•	Bonus – We may grant bonuses to recognize executive officers for special achievements.

•	Incentive compensation – We pay incentive compensation to motivate executive officers to achieve performance goals that will benefit our shareholders and customers.

–	Short-term incentive compensation – Short-term incentive compensation is intended to encourage and reward short-term performance and is based upon performance goals achievable annually. We grant executive officers the opportunity to earn short-term incentives in order to be competitive from a total compensation standpoint and to ensure focus on annual financial, operational and/or customer service goals. The award opportunities vary by position based upon a percentage of base salary with awards paid in cash. Executive officers may defer all or a portion of their short-term incentive award pursuant to the Idaho Power Company Executive Deferred Compensation Plan.

–	Long-term incentive compensation – Long-term incentive compensation is intended to encourage and reward long-term performance and promote retention. We grant executive officers the opportunity to earn long-term compensation in order to be competitive from a total compensation standpoint, to ensure focus on long-term financial goals, to develop and retain a strong management team through share ownership, to recognize future performance and to maximize shareholder value. The award opportunities vary by position based upon a percentage of base salary with awards paid in common stock. Long-term incentives are awarded under the IDACORP Restricted Stock Plan and the 2000 Long-Term Incentive and Compensation Plan. The IDACORP Restricted Stock Plan permits awards of restricted stock, which may be time vesting or performance vesting. The 2000 Long-Term Incentive and Compensation Plan permits many types of awards, including restricted stock, performance shares and stock options.

•	Retirement benefit plans – We provide executive officers with income for their retirement through qualified and non-qualified defined benefit pension plans.

•	Other benefits – Other benefits include our 401(k) match and perquisites. Perquisites may include club memberships, officer physicals, guaranteed relocation assistance and family travel with an officer who is traveling for business purposes.

Allocation of Compensation

In order to remain competitive and encourage and reward short-term performance and long-term growth, we use short-term and long-term incentive compensation. The short-term incentive compensation target varies by position but generally ranges from 17% to 21% of total target compensation. Long-term, or non-cash, compensation at target for the executive officers ranges from 21% to 43% of total target compensation. Generally, the higher the executive officer’s level, the greater the emphasis on long-term results.

Cash compensation includes base salary, short-term incentive payments and dividends or dividend equivalents on restricted stock and earned performance shares. Cash compensation at target for the executive officers ranges from 57% to 79% of total target compensation. Generally, the higher the executive officer’s level, the higher the percent of non-cash compensation relative to cash compensation.

The compensation committee believes that our executive compensation structure is well-balanced in addressing our compensation objectives. In particular, base salary and severance/retirement benefits provide competitive income security for our executives, and short-term and long-term incentive awards provide additional compensation opportunities for outstanding performance. Our short-term and long-term incentive awards also provide motivation to our executive officers to achieve our operational and financial goals.

The compensation committee also believes that our executive compensation structure is meeting our fundamental compensation objectives of attracting and retaining qualified executives and motivating those executives to achieve key performance goals for the benefit of our customers and shareholders. We have been able to secure qualified executive officers from both within our organization, in the case of Mr. Keen, Mr. Miller and Mr. Minor, and from outside of our company, in the case of Mr. Anderson and Mr. Saldin. We have further been able to retain these executive officers to establish a cohesive executive team.

The following table shows the allocation of total target compensation for 2006 among the individual components of base salary, short-term incentive and long-term incentive:

Executive	% of Total Target Compensation (1) Allocated to Base Salary	% of Total Target Compensation (1) Allocated to Short-Term Incentive	% of Total Target Compensation (1) Allocated to Long-Term Incentive
J. LaMont Keen (2)	42	20	38
Jan B. Packwood	38	19	43
Darrel T. Anderson	54	19	27
Thomas R. Saldin	54	19	27
James C. Miller	54	19	27
Daniel B. Minor	54	19	27

(1)	Total target compensation reflected in the table and discussed elsewhere in the Compensation Discussion and Analysis is comprised of base salary, target short-term incentive and discounted target long-term incentive, reflecting (i) 5% per year forfeiture risk for both the time- and performance-vesting restricted stock, and (ii) performance risk adjustment for the performance-vesting restricted stock.

(2)	Mr. Keen’s figures were prorated to reflect his promotion effective July 1, 2006.

Process for Setting 2006 Named Executive Officer Compensation

The compensation committee and the board established named executive officer base salaries and short-term and long-term incentive compensation for 2006. Named executive officer compensation is determined based on (1) an analysis of competitive market compensation for similar executive officer positions and (2) the individual executive officer’s experience and performance in his position. The compensation committee also considers the total executive compensation structure including our severance and retirement benefits when setting base salary and incentive compensation.

•    Competitive Compensation Analysis

Each year the consulting firm performs an extensive competitive compensation analysis to determine what levels of compensation are being provided for executive officer positions by comparable companies. This information is important because it indicates what levels of compensation will allow us to remain competitive with other companies in attracting and retaining executive officers.

The competitive compensation analysis focuses on three elements of executive officer direct compensation – base salary, short-term incentive and long-term incentive. The analysis includes an extensive review of market compensation data as we discuss further below. The consulting firm then analyzes the market data to provide a competitive market compensation range for base salary, short-term incentive and long-term incentive, and combination thereof, for each of our executive officer positions. In the sections below, we provide a more detailed description of how the 2006 competitive compensation analysis was prepared, including the sources of market data and development of market compensation ranges.

•    Competitive Market Data

The consulting firm draws the market data for its competitive compensation analysis from two sources

•	its own annual private survey of corporate executive compensation and

•	public proxy data from designated peer groups.

•    Private Survey Information

Towers Perrin conducts a private, nationwide survey each year of corporate executive compensation. The consulting firm reviews survey data from two of its survey groups which are most comparable with us – general industry companies with annual revenues of either below $1 billion or between $1 billion and $3 billion, and energy industry companies within the same revenue ranges. Our annual revenues for 2005 were approximately $840 million and for 2006 were approximately $920 million, which places us near the division point of the two survey groups.

The consulting firm then identifies those executive officer positions within the private survey comparison groups that are most similar to our executive officer positions, subject to review by management and approval by the compensation committee. Once the comparable executive officer positions are established, the consulting firm reviews the survey compensation data for those positions and develops compensation tables showing the levels of base salary, short-term incentive and long-term incentive that are provided to the comparison group executive officers. The compensation tables show the 25th, 50th and 75th percentiles of base salary, short-term incentive and long-term incentive that are paid to the comparison group executive officers. The consulting firm values long-term incentive compensation using a lattice model which considers risks of loss due to vesting restrictions, termination and, if applicable, performance criteria for each award. Separate percentile breakdowns are provided for executive officers from each comparison group – energy industry comparison group, general industry comparison group and blended comparison group, 80% energy industry – 20% general industry. The consulting firm uses both the general industry data and energy industry data to determine comparable market compensation for our chief executive officer, chief financial officer and general counsel executive positions. The consulting firm blends the data for these positions on an 80% energy company and 20% general industry company basis to reflect our primary business as an electric utility. By contrast, our senior vice president-power supply and senior vice president-delivery positions are unique to the energy industry, and as a result Towers Perrin uses only the energy industry data to determine comparable market compensation for these positions.

The consulting firm then compares the comparison group executive officer compensation with our current executive officer compensation. The consulting firm uses a range of 85% to 115% of comparison group mid-point compensation to represent the typical range of market compensation for each executive officer position. The mid-point is the 50th percentile of the comparison group data. Executive officer compensation will typically fall within the 85%–115% of mid-point range, but compensation levels may be higher or lower depending on the experience and performance of the particular executive officer.

•    Public Proxy Compensation Data

In addition to its private survey data discussed above, the consulting firm reviews public proxy compensation data from the proxy statements that are filed with the Securities and Exchange Commission each year. In the past, this proxy data has not been nearly as broad or detailed as the consulting firm’s private survey data. Accordingly, the consulting firm has focused primarily on its private survey data for our competitive compensation analysis and has utilized the public proxy data as a secondary data source to provide general confirmation for our executive officer compensation levels.

The consulting firm draws its proxy compensation data from two peer groups of companies that are comparable to us in terms of annual sales, market capitalization, number of employees and total assets. Our management and the compensation committee have worked extensively with the consulting firm in developing and approving these peer groups. The two peer groups consist of a regional general industry peer group of 16 companies and a national energy industry peer group of 11 companies.

The regional general industry peer group companies are:

AMIS Holdings, Inc.	Nu Skin Enterprises Inc.
Avista Corp.	Oregon Steel Mills Inc.
Coldwater Creek Inc.	Plum Creek Timber Co. Inc.
Columbia Sportswear Co.	Puget Energy Inc.
Getty Images Inc.	Questar Corp.
Micron Technology Inc.	Schnitzer Steel Industries Inc.
Nautilus Inc.	SkyWest Inc.
Northwest Natural Gas Co.	Washington Group International

The national energy industry companies are:

Avista Corp.	PNM Resources Inc.
Cleco Corp.	Puget Energy Inc.
DPL Inc.	Sierra Pacific Resources
El Paso Electric Co.	UniSource Energy Corp.
Empire District Electric Co.	Westar Energy Inc.
Great Plains Energy Inc.

As indicated above, the peer group companies have been selected based on revenues, market capitalization, number of employees and total assets. While we have lower revenues than a number of the peer group companies, this reflects our electricity prices, which are among the lowest in the nation. The compensation committee believes that our low electricity prices do not reduce the size or complexity of our business and that our peer groups are appropriate for executive officer compensation comparison purposes. This belief is supported by the fact that our assets are above the average of the two peer groups, and our number of employees and market capitalization are very similar in size to the peer group averages.

As with the private survey data, the consulting firm then identifies comparable executive officer positions within the peer group companies and develops compensation tables showing what the comparable executive officers receive for base salary, short-term incentive and long-term incentive and combination thereof. The consulting firm then compares our current executive officer compensation with the mid-point executive officer compensation from the public proxy peer groups, for base salary, short-term incentive and long-term incentive.

The compensation committee utilizes the public proxy peer group compensation data as a secondary data source to provide general confirmation for our executive officer compensation levels. The compensation committee’s primary focus in setting compensation is on the consulting firm’s more comprehensive private survey data from comparable general industry and energy industry companies.

•    Named Executive Officer Evaluation

After the compensation committee reviews the market compensation data, it reviews each executive officer’s experience and performance to determine what the executive officer’s compensation should be relative to the market range.

For the chief executive officer review, each of our directors completes a written chief executive officer evaluation which addresses positive and negative aspects of chief executive officer performance. This evaluation covers fourteen executive attributes categorized under three headings: strategic capability, leadership and performance. For other executive officer reviews, the chief executive officer provides a thorough evaluation of each executive officer’s accomplishments during the year and overall performance under specified categories. In addition, each executive officer is evaluated against eight competencies, which include:

•	establishing strategic direction

•	customer orientation

•	business acumen

•	developing strategic relationships

•	building organizational talent

•	operational decision making

•	leadership and

•	driving for results.

2006 Named Executive Officer Compensation

I.	Target Compensation and Base Salary

J. LaMont Keen

Mr. Keen served as president and chief executive officer of Idaho Power and executive vice president of IDACORP until July 1, 2006, when he was elected president and chief executive officer of IDACORP and Idaho Power.

Mr. Keen’s total direct target compensation for 2006 as president and chief executive officer of Idaho Power was $1,000,000. This compared with the market mid-point of $857,000 based on the competitive compensation analysis. Upon his promotion to president and chief executive officer of IDACORP and Idaho Power, Mr. Keen’s total direct target compensation increased to $1,066,000, compared to $1,850,000 in the Towers Perrin analysis.

Mr. Keen’s base salary was set at $420,000 at the start of 2006 for his position as president and chief executive officer of Idaho Power. This base salary compared with a January 2006 market mid-point base salary of $346,000 under the competitive compensation analysis. However, the market base salary was based primarily on a chief operating officer position, and the compensation committee viewed Mr. Keen’s position as president and chief executive officer of Idaho Power as being between a chief executive officer position and chief operating officer position. Mr. Keen’s annual base salary was increased to $450,000 effective May 20, 2006, in connection with his promotion to president and chief executive officer of IDACORP and Idaho Power effective July 1, 2006. This annual base salary compared with the January market mid-point base salary of $603,000 for this position, based on the competitive compensation analysis. Mr. Keen’s base salary in his new position was below the market level because it was a new position for him. Mr. Keen’s original 2006 long-term incentive award for his position as president and chief executive officer of Idaho Power was not increased during the year for his promotion to president and chief executive officer of IDACORP. Our practice has been to make only one long-term incentive award per year even if the executive is promoted later in the year.

Jan B. Packwood

Mr. Packwood’s total direct target compensation for 2006 as president and chief executive officer of IDACORP was $1,716,488. This compared with the market mid-point total direct target compensation of $1,850,000, based on the competitive compensation analysis.

Mr. Packwood’s base salary was increased from $630,000 to $650,000 for 2006. This base salary compared with the January 2006 market mid-point base salary of $603,000 for the president and chief executive officer position, based on the competitive compensation analysis. Mr. Packwood’s slightly above-market base salary was based on his long tenure with IDACORP and continued strong performance as president and chief executive officer.

Darrel T. Anderson

Mr. Anderson’s total direct target compensation for 2006 as senior vice president – administrative services and chief financial officer of IDACORP and Idaho Power was $520,000. This compared with the market mid-point total direct target compensation of $740,000, based on the competitive compensation analysis.

Mr. Anderson’s base salary was increased from $240,000 in 2005 to $280,000 for 2006, a 16.7% increase. The compensation committee increased Mr. Anderson’s base salary significantly, to move it closer to the market mid-point for his position and to reflect his continued strong performance. Mr. Anderson’s $280,000 base salary compared with the January 2006 market mid-point base salary of $319,000 for this position, based on the competitive compensation analysis.

Thomas R. Saldin

Mr. Saldin’s total direct target compensation for 2006 as senior vice president, general counsel and secretary of IDACORP and Idaho Power was $492,750. This compared with the market mid-point of $508,000, based on the competitive compensation analysis.

Mr. Saldin’s base salary was increased from $250,000 in 2005 to $265,000 for 2006, a 6.0% increase. Mr. Saldin’s $265,000 base salary compared with the January 2006 market mid-point base salary of $254,000 for this position, based on the competitive compensation analysis, and in recognition of his expertise in the legal field.

James C. Miller

Mr. Miller’s total direct target compensation for 2006 as senior vice president – power supply of Idaho Power was $520,000. This compared with the market mid-point of $544,000, based on the competitive compensation analysis.

Mr. Miller’s base salary was increased from $270,000 in 2005 to $280,000 for 2006, a 3.7% increase. Mr. Miller’s $280,000 base salary compared with the January 2006 market mid-point base salary of $269,000 for this position, based on the competitive compensation analysis, and in recognition of his industry and company expertise and experience in his position.

Daniel B. Minor

Mr. Minor’s total direct target compensation for 2006 as senior vice president, delivery of Idaho Power was $464,500. This compared with the market mid-point of $487,000, based on the competitive compensation analysis.

Mr. Minor’s base salary was increased from $205,000 in 2005 to $250,000 for 2006, a 22.0% increase. The compensation committee increased Mr. Minor’s salary substantially for 2006 to reach the market mid-point for his position, based on his increased experience and strong performance. Mr. Minor’s $250,000 base salary compared with the January 2006 market mid-point base salary of $249,000 for this position, based on the competitive compensation analysis.

The table below sets forth the base salary increases for each named executive officer and a comparison to the private data market mid-point.

Executive	Base Salary $	% Increase from 2005 Base Salary %	2006 Market Mid-Point Base Salaries $	Executive Base Salary as % of Market Mid-Point %
Mr. Keen	420,000	10.5	346,000	121
	450,000	18.4	603,000	75
Mr. Packwood	650,000	3.2	603,000	107
Mr. Anderson	280,000	16.7	319,000	88
Mr. Saldin	265,000	6.0	254,000	104
Mr. Miller	280,000	3.7	269,000	104
Mr. Minor	250,000	22.0	249,000	100

The table below sets forth the total 2006 target direct compensation package that the compensation committee established for each named executive officer.

			2006 Long-Term Incentive (Target – % of Base Salary)
Executive	2006 Base Salary $	2006 Short-Term Incentive (Target – % of Base Salary) %	Time- Vesting Restricted Stock %	Performance Shares %	Total Estimated 2006 Cash Compensation (Base Salary plus Short-Term Incentive at Target) $	Total Estimated 2006 Remuneration (Base Salary plus Short-Term Incentive and Long-Term Incentive (1) at Target) $
Mr. Keen	420,000 450,000	45 50	37	73	609,000 675,000	1,000,000 1,066,000
Mr. Packwood	650,000	50	45	90	975,000	1,716,488
Mr. Anderson	280,000	35	20	40	378,000	520,000
Mr. Saldin	265,000	35	20	40	357,750	492,750
Mr. Miller	280,000	35	20	40	378,000	520,000
Mr. Minor	250,000	35	20	40	337,500	464,500

(1)	Long-term incentive is discounted to reflect (i) 5% per year forfeiture risk for both the time- and performance-vesting restricted stock, and (ii) performance risk adjustment for the performance-vesting restricted stock.

II.	2006 Short-Term Incentive Awards

In this section we discuss the plan design for our 2006 IDACORP Executive Incentive Plan, including the performance goals and award opportunities, and the actual awards that our named executive officers earned for 2006.

Plan Goals

The 2006 IDACORP Executive Incentive Plan was designed to motivate our executives to achieve certain key corporate operational and net income goals for the benefit of our customers and shareholders. The goals and weightings were:

Goal	Weighting
• Customer satisfaction	15%
• O&M expense	15%
• Network reliability	10%
• IDACORP 2006 net income	30%
• Idaho Power 2006 net income	30%

The purpose of the customer satisfaction and network reliability goals is to focus us on our relationship with our customers and on serving our small and large general service customers. The purpose of the Idaho Power total non-fuel operation and maintenance expense goal is to focus us on the effective use of assets and capital.

We discuss the specific performance goals in more detail in the narrative following the Summary Compensation Table and Grants of Plan-Based Awards Table.

Award Opportunities

Award opportunities under the 2006 IDACORP Executive Incentive Plan were established at threshold, target and maximum, based on a percentage of each named executive officer’s 2006 base salary, as set forth in the following table:

2006 Short-Term Incentive Award Opportunities

Executive	Threshold %	Target %	Maximum %	Market (Target) %
Mr. Keen	22.5	45	90	55
	25	50	100	80
Mr. Packwood	25	50	100	80
Mr. Anderson	17.5	35	70	48
Mr. Saldin	17.5	35	70	41
Mr. Miller	17.5	35	70	40
Mr. Minor	17.5	35	70	40

In establishing these award opportunities, the compensation committee looked at the competitive market evaluation provided in the competitive compensation analysis. The compensation committee recognized that all target opportunities were below the market mid-point but retained these target levels for 2006, since the market short-term incentive award opportunities can change from year to year.

Mr. Keen’s short-term incentive plan target opportunity of 50% of base salary was substantially below the CEO market mid-point of 80% of base salary. Mr. Keen’s lower target opportunity reflects his brief tenure as president and chief executive officer of IDACORP and Idaho Power. Mr. Keen’s short-term incentive plan target prior to his promotion, while still below market, reflected his increased responsibilities in advance of the transition. Mr. Packwood’s target incentive was below market because, as stated above, market opportunities can change from year to year.

Earned Awards

The awards our executive officers earned under the 2006 IDACORP Executive Incentive Plan were based on the performance levels achieved for each 2006 performance goal. The results were as follows:

•	the customer relations index composite score was 81.20%, slightly below the target performance level

•	O&M expenditures totaled $238.0 million, slightly below the maximum performance level

•	network interruptions were over 2.5, below the threshold performance level and the cap was exceeded

•	Idaho Power net income was $93.9 million, above the maximum performance level and

•	IDACORP net income was $107.4 million, also above the maximum performance level.

Taken together, these performance results led to an overall achievement of 1.57 times the target performance level, or between target and maximum performance. The table below sets forth the 2006 short-term incentive awards our named executive officers earned in terms of percentage of base salary and total dollar amount.

2006 Short-Term Incentive Awards Earned

Executive	2006 Base Salary $	2006 Short-Term Incentive Target %	2006 Award Earned (% of Base Salary)	2006 Award Earned $
Mr. Keen	420,000	45	79	331,726	(1)
	450,000	50	73.7
Mr. Packwood	650,000	50	38.9	253,028	(2)
Mr. Anderson	280,000	35	55	153,860
Mr. Saldin	265,000	35	55	145,618
Mr. Miller	280,000	35	55	153,860
Mr. Minor	250,000	35	55	137,375

(1)	Mr. Keen’s award was prorated to reflect his promotion.

(2)	Mr. Packwood’s award was prorated to reflect his retirement.

These payouts are reflected in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column.

III.	2006 Long-Term Incentive Awards

The compensation committee made two types of long-term incentive awards to our executive officers in 2006:

•	time vesting restricted shares with a three year restricted period, comprising one-third of the total target award opportunity and

•	performance shares with two equally-weighted performance goals – cumulative earnings per share and total shareholder return in comparison to the S&P MidCap 400 Utility Index over the 2006–2008 performance period – comprising two-thirds of the total target award opportunity.

The compensation committee awarded the time vesting restricted shares at their February 2006 meeting and the performance shares at their March 2006 meeting. The board of directors approved both awards at their March 2006 meeting. The March meetings occurred after the release of earnings for the prior year.

Prior to 2006, the long-term incentive awards were comprised of stock options, time-vesting restricted stock and performance shares with a single goal of cumulative earnings per share. With assistance from Towers Perrin, the compensation committee reviewed the components of long-term incentive compensation during 2005. The committee determined to eliminate stock option awards and to use only restricted stock and performance shares in 2006. In addition, with respect to the performance shares, the compensation committee decided to use two goals weighted equally, cumulative earnings per share and relative total shareholder return, rather than a single goal of cumulative earnings per share. The committee believes that these goals represent appropriate financial targets and that the changes in long-term incentive compensation awards will serve as more effective incentives for our executive officers.

•    Time-Vesting Restricted Stock

The time-vesting restricted stock serves as a retention tool for our executive officers through the three year restricted period and provides our executive officers with at least one-third of the long-term incentive if they remain employed with the company for the three year period. Because the restricted stock is designed to serve as a retention tool, the committee decided to use cliff vesting, rather than pro rata vesting, during the restricted period. The time-vesting restricted stock awards will vest on January 1, 2009, if the executive officer remains employed until that date. If the executive officer’s employment terminates before the vesting date, the executive officer may receive a pro-rated payout, depending on the reason for the termination.

•    Performance Shares

Two-thirds of the target long-term incentive award is comprised of performance shares. These shares are completely at risk and may not be earned at any level at the end of the performance period. For example, performance shares with a three-year cumulative earnings per share goal awarded in 2001, 2002 and 2003 were not earned and were forfeited. As discussed above, the prior awards of performance shares contained a single goal of cumulative earnings per share. For the 2006–2008 performance share awards, the committee added a second performance measure.

The cumulative earnings per share performance goals for the 2006–2008 period are as follows:

• Threshold	$5.60
• Target	$6.00
• Maximum	$6.50

Total shareholder return is determined by our common stock price change and dividends paid over the 2006-2008 performance period. We then compare our 2006-2008 total shareholder return with the total shareholder returns achieved by the companies comprising the S&P MidCap 400 Utility Index over the same period. The compensation committee selected the S&P MidCap 400 Utility Index because the index provides an objective and readily available measure of financial performance of mid-sized utilities comparable to Idaho Power. It is also the index that we use for our performance graph peer group. The performance levels are:

• Threshold	40	th percentile
• Target	55	th percentile
• Maximum	75	th percentile

The compensation committee approved these percentile levels to provide a range of goals that are challenging yet potentially achievable.

As with base salary and 2006 short-term incentive opportunities, in establishing the named executive officers’ long-term incentive awards, the compensation committee looked at the competitive compensation analysis.

The 2006 long-term incentive awards for our named executive officers at target performance levels are less than the market mid-point payout opportunities for similar positions in the competitive compensation analysis. The compensation committee recognizes that it is critical to maintain competitive long-term compensation in order to attract, retain and motivate qualified executives. However, as we discussed earlier under Allocation of Compensation, the compensation committee believes that our executive retirement benefits when combined with our target direct compensation provide overall executive compensation that is competitive and balanced.

The compensation committee believes that the 2006 long-term incentive awards will be very effective in aligning our executive officers’ management efforts with our shareholders’ performance objectives. Earnings per share and total shareholder return represent key measures of performance for the benefit of our shareholders. The compensation committee believes that the 2006 long-term incentive awards provide significant incentive to our executive officers to achieve those goals.

Long-Term Incentive Award Opportunities

The table below shows the payout opportunities for our named executive officers for the 2006–2008 long-term incentive awards.

2006–2008 Long-Term Incentive Award Opportunities

Executive	Time-Vesting Restricted Stock (Percent of Base Salary) %	Performance Shares (CEPS and TSR) (Percent of Base Salary) %			Total Long-Term Incentive Award (Percent of Base Salary) %			Total Long-Term Incentive (Dollar Value based on 2006 Base Salary) $
Mr. Keen*	37	Threshold	–	37	Threshold	–	73	Threshold	–	308,000
		Target	–	73	Target	–	110	Target	–	462,000
		Maximum	–	110	Maximum	–	147	Maximum	–	616,000

Mr. Packwood	45	Threshold	–	45	Threshold	–	90	Threshold	–	585,000
		Target	–	90	Target	–	135	Target	–	877,500
		Maximum	–	135	Maximum	–	180	Maximum	–	1,170,000

Mr. Anderson	20	Threshold	–	20	Threshold	–	40	Threshold	–	112,000
		Target	–	40	Target	–	60	Target	–	168,000
		Maximum	–	60	Maximum	–	80	Maximum	–	224,000

Mr. Saldin	20	Threshold	–	20	Threshold	–	40	Threshold	–	106,000
		Target	–	40	Target	–	60	Target	–	159,000
		Maximum	–	60	Maximum	–	80	Maximum	–	212,000

Mr. Miller	20	Threshold	–	20	Threshold	–	40	Threshold	–	112,000
		Target	–	40	Target	–	60	Target	–	168,000
		Maximum	–	60	Maximum	–	80	Maximum	–	224,000

Mr. Minor	20	Threshold	–	20	Threshold	–	40	Threshold	–	100,000
		Target	–	40	Target	–	60	Target	–	150,000
		Maximum	–	60	Maximum	–	80	Maximum	–	200,000

*	Reflects Mr. Keen’s base salary and long-term incentive before his promotion effective July 1, 2006. Mr. Keen did not receive additional long-term incentive compensation in connection with his promotion.

The named executive officers receive dividends on the time-vesting restricted stock during the vesting period. This reflects the fact that the IDACORP stock is assured of being paid to the named executive officer over the 2006–2008 vesting period as long as the named executive officer remains employed by the company. However, dividends on the performance shares are not paid to our named executive officers during the 2006–2008 performance period. Instead, they are paid at the end of the performance period only on performance shares that are actually earned.

Vesting of Long-Term Incentive Awards in 2006

No long-term incentive awards vested for our executives in 2006 because our cumulative earnings per share goals were not met. These shares, which were awarded in 2003 for the 2003–2005 performance period, were forfeited.

Idaho Power Company Retirement Plan

Our retirement plan is available to all our employees. Under the terms of the retirement plan, normal retirement is at age 65; however, an employee may retire at age 62 without a reduction in pension benefits. Employees are eligible for early retirement when

•	they have reached the age of 55 and have 10 years of credited service or

•	they have 30 years of credited service.

Plan benefits for employees age 62 or older at the time of retirement are calculated based upon 1.5% of their final average earnings multiplied by their years of credited service. Final average earnings is the average total wages – base pay plus short-term incentive plus overtime – during the highest 60 consecutive months in the final 120 months of service.

We discuss the other material terms of our retirement plan later in this proxy statement in the narrative following the Pension Benefits for 2006 table. Because benefits under our retirement plan increase with an employee’s period of service and earnings, the compensation committee believes that providing a pension serves as an important retention tool by encouraging our employees to make long-term commitments to the company.

Idaho Power Company Security Plan For Senior Management Employees

The security plan provides supplemental retirement benefits for certain key employees beyond our retirement plan benefits. The compensation committee views these supplemental retirement benefits as a key component in attracting and retaining qualified executives.

Benefits under the security plan continue to accrue for up to 25 years of continuous service at a senior management level. Because benefits under this plan increase with period of service and earnings, the compensation committee believes that providing a supplemental pension serves as an important retention tool by encouraging our key employees to make long-term commitments to the company. This plan also enables us to attract and retain mid-career hires. The security plan provides income security for our key employees and is balanced with the at-risk compensation represented by our incentive plans.

We discuss the other material terms of the security plan later in this proxy statement in the narrative following the Pension Benefits for 2006 table.

Change in Control Agreements

We have change in control agreements with all our executive officers. The compensation committee believes that change in control agreements are an important benefit to promote executive retention during periods of uncertainty preceding mergers and motivate executives to weigh merger proposals in a balanced manner for the benefit of shareholders, rather than resisting such proposals for the purpose of job preservation.

Our agreements are “double trigger” agreements. This means that two events must occur in order for payments to be made – a change in control and a termination of employment, including constructive discharge, in connection with the change in control.

The change in control agreements contain “13th month triggers,” which provide severance benefits to an executive officer who terminates employment for any reason during the 30 day period beginning on the first anniversary of the change in control. The first year after a change in control is a critical transition period, and the 13th month trigger serves as an important tool to encourage our named executive officers to remain with the company or our successor. Severance benefits under the 13th month trigger are similar to the other employment termination severance benefits, except that annual base salary and target annual bonus are equal to two and one-half times annual compensation reduced by one-third and welfare benefits continue for 18 months, rather than 24 months.

We discuss the other material terms of our change in control agreements later in this proxy statement.

The compensation committee undertook a thorough review of our change in control agreements in 2006 and asked Towers Perrin to review the terms of our change in control agreements for our top 13 executive officers, as compared with current market practice and trends. The review covered competitive market practice for the common elements of change in control agreements – executive eligibility, protection period, payout trigger, severance pay, vesting of equity awards, health and welfare benefits, supplemental early retirement plan benefits, interrupted annual bonus and excise tax gross-ups.

Following the review, the compensation committee recommended changes to the board of directors, which the board approved at its July 20, 2006 meeting. The compensation committee’s review determined that our change in control provisions were consistent with market practice, with two primary exceptions – most comparable companies do not cap change in control benefits at the section 280G excise tax limit, and most companies provide greater severance benefits to senior executives than other executives. The analysis addressed alternatives for addressing section 280G taxation on severance benefits. The analysis also addressed typical market level breakdowns for change in control severance payments to senior executives and other executives.

The compensation committee concluded that the best alternative to address the section 280G excise tax on severance benefits would be to provide conditional gross-up treatment for the chief executive officer and senior vice presidents, and best net treatment for the other officers. Under the conditional gross-up approach, the executive receives a full gross-up payment unless a 15% or less reduction in the severance benefit would bring the severance payment below the section 280G excise tax limit. Under the best net approach, the executive receives the greater net benefit of

•	full severance benefits with the executive paying any section 280G excise tax or

•	severance benefits capped at the section 280G excise tax limit.

The compensation committee also made other changes to the change in control agreements. The compensation used to calculate change in control severance payments was changed from the executive’s highest combined annual salary and bonus received in any one year over the prior five years to the executive’s annual base salary and target short-term bonus in the year of termination. Bonus for purposes of our change in control agreements means short-term incentive. Also, the termination of employment by an executive due to retirement after a change in control would not result in payment of the change in control severance benefits. The compensation committee recommended these additional changes to the board of directors, which approved the changes at its July 20, 2006 meeting.

Policy Regarding Hedging Stock Ownership

In our Executive Compensation Policy, we adopted a policy that prohibits executive officers from hedging their ownership of company common stock. Executives may not enter into transactions that allow the executive to benefit from devaluation of our stock or otherwise own stock technically but without the full benefits and risks of such ownership.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on the review and discussions referred to in the preceding sentence, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Robert A. Tinstman, Chairman
Christine King
Peter S. O’Neill

SUMMARY COMPENSATION TABLE FOR 2006

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)[2]		Option Awards ($) (f) [2]		Non-Equity Incentive Plan Compensation ($) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)[3]	All Other Compensation ($) (i) [4]	Total ($) (j)
J. LaMont Keen[1]	2006	436,538		291,968		95,739		331,726		255,884	8,800	1,420,655
President and CEO, IDACORP and Idaho Power

Jan B. Packwood[5]	2006	349,231		332,455	[6]	0	[7]	253,028	[8]	46,134	8,800	989,648
Former President and CEO, IDACORP

Darrel T. Anderson	2006	278,462	40,000	136,082		39,138		153,860		131,146	8,657	787,345
Senior Vice President – Administrative Services and CFO, IDACORP and Idaho Power

Thomas R. Saldin	2006	264,423		59,939		12,217		145,618		244,690	8,800	735,687
Senior Vice President, General Counsel and Secretary, IDACORP and Idaho Power

James C. Miller	2006	279,615		110,190		41,288		153,860		107,892	4,935	697,780
Senior Vice President – Power Supply, Idaho Power

Daniel B. Minor	2006	248,269		77,421		17,656		137,375		152,834	8,765	642,320
Senior Vice President – Delivery, Idaho Power

1	Promoted to president and chief executive officer of IDACORP effective July 1, 2006.

2	Values shown represent the accounting expense in 2006 for restricted stock, performance shares and stock options awarded in 2006 and in prior years. These amounts do not necessarily correspond to the actual value that will be recognized by the named executive officers. The assumptions used to determine the values are the same as used in the valuation of compensation expense for our audited financial statements, except for the effect of estimated forfeitures. Statement of Financial Accounting Standards No. 123 (revised 2004), which we refer to as SFAS 123R, requires us to estimate forfeitures when awards are granted and reduce the estimated compensation expense accordingly. Pursuant to SEC rules, however, the amounts shown were determined by assuming none of the awards would be forfeited. However, the amounts shown for Mr. Packwood reflect actual forfeitures.

     Stock option awards are awarded with exercise prices equal to the market value of the stock on the date of award. The options have a term of 10 years from the award date and vest over a five-year period. Upon adoption of SFAS 123R on January 1, 2006, the fair value of each option is amortized into compensation expense using graded-vesting. Beginning in 2006, stock options are not a significant component of share-based compensation awards under the IDACORP 2000 Long-Term Incentive and Compensation Plan.

The fair values of all stock option awards have been estimated as of the date of the award by applying a binomial option pricing model. The application of this model involves assumptions that are judgmental and sensitive in the determination of compensation expense. The following key assumptions were used in determining the fair value of options awarded:

	2003		2002		2001
Dividend yield, based on current dividend and stock price on award date	8.1%		4.7%		4.7%
Expected stock price volatility, based on IDACORP historical volatility	28%		32%		29%
Risk-free interest rate based on U.S. Treasury composite rate	3.94%		4.92%		5.18%
Expected term based on the SEC “simplified” method	7	years	7	years	7	years

Additional information on the assumptions used to determine the fair value of the awards is in Note 8 to the financial statements in our 2006 Form 10-K.

3	Values shown represent the change in actuarial present value of the accumulated benefit under the pension plan and the Senior Management Security Plans. Assumptions included a discount rate of 5.6% for 2005, 5.85% for 2006, the 1983 Group Annuity Mortality Table for post retirement mortality setback 3 years for both 2005 and 2006, retirement at age 62 except for Mr. Packwood at age 63 and Mr. Saldin at age 65. There were no above market earnings on deferred compensation.

4	Represents our contribution to the Employee Savings Plan (401(k) plan).

5	Retired as president and chief executive officer of IDACORP effective July 1, 2006.

6	In connection with his retirement, Mr. Packwood forfeited 47,941 shares of restricted stock and performance shares.

7	In connection with his retirement, Mr. Packwood forfeited all unvested options totaling 129,168.

8	In connection with his retirement, Mr. Packwood’s 2006 short-term incentive award payout was prorated.

GRANTS OF PLAN-BASED AWARDS IN 2006

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[3]			Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)		Maximum (#) (h)	All Other Stock Awards: No. of Shares of Stock or Units (#) (i)		Grant Date Fair Value of Stock and Option Awards ($) (l)
J. LaMont Keen
Short-Term Incentive	02/06/06	[1]	35,988	71,975	143,951
	05/18/06	[1]	69,658	139,315	278,630
Restricted Stock – Time Vesting	02/06/06	[2]								4,973		154,064
Performance Shares – CEPS/TSR	03/16/06	[3]				4,973	9,946		14,920			232,537

Jan B. Packwood
Short-Term Incentive	02/06/06	[1]	162,500	325,000	650,000
Restricted Stock – Time Vesting	02/06/06	[2]								9,463	[4]	293,164
Performance Shares – CEPS/TSR	03/16/06	[3]				9,463	18,926	[5]	28,389			442,490

Darrel T. Anderson
Short-Term Incentive	02/06/06	[1]	49,000	98,000	196,000
Restricted Stock – Time Vesting	02/06/06	[2]								1,812		56,136
Performance Shares – CEPS/TSR	03/16/06	[3]				1,812	3,624		5,436			84,729

Thomas R. Saldin
Short-Term Incentive	02/06/06	[1]	46,375	92,750	185,500
Restricted Stock – Time Vesting	02/06/06	[2]								1,715		53,131
Performance Shares – CEPS/TSR	03/16/06	[3]				1,715	3,430		5,146			80,193

James C. Miller
Short-Term Incentive	02/06/06	[1]	49,000	98,000	196,000
Restricted Stock – Time Vesting	02/06/06	[2]								1,812		56,136
Performance Shares – CEPS/TSR	03/16/06	[3]				1,812	3,624		5,436			84,729

Daniel B. Minor
Short-Term Incentive	02/06/06	[1]	43,750	87,500	175,000
Restricted Stock – Time Vesting	02/06/06	[2]								1,618		50,126
Performance Shares – CEPS/TSR	03/16/06	[3]				1,618	3,236		4,854			75,658

1	Short-term incentive for 2006 awarded pursuant to the 2006 IDACORP Executive Incentive Plan. Mr. Keen’s awards are prorated to reflect his promotion based on a target percentage of 45% for 139 days and 50% for 226 days.

2	Restricted stock (time vesting) awarded pursuant to the IDACORP Restricted Stock Plan.

3	Performance shares awarded pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan.

4	Upon his retirement Mr. Packwood forfeited 8,350 shares of his 2006 restricted stock (time vesting) award.

5	Upon his retirement Mr. Packwood forfeited 15,772 shares of his 2006 performance share award at target.

Narrative Discussion for Summary Compensation Table
and Grants of Plan-Based Awards Table

2006 Short-Term Incentive Awards

Description

In 2006 the compensation committee approved short-term incentive award opportunities for our named executive officers. The short-term cash incentive award opportunities are calculated by multiplying base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal.

Goals

For 2006, the compensation committee established the following goals:

•	Idaho Power operational and customer service goals, weighted 40 percent, which had three components

–	customer satisfaction, weighted 15 percent

–	total non-fuel operation and maintenance expense, excluding pension expense, incentive expense and the third party transmission expense, weighted 15 percent and

–	network reliability, weighted 10 percent

•	Idaho Power net income, weighted 30 percent and

•	IDACORP consolidated net income, weighted 30 percent.

We describe below each goal for 2006 including our performance level, qualifying multiplier and 2006 results.

•	Idaho Power operational and customer service goals

–	Customer satisfaction
The purpose of this goal is to focus us on our relationship with our customers. To assess the level of customer satisfaction we utilize a customer relationship index based upon quarterly customer survey data conducted by an independent survey company. The survey data covers five specific performance qualities: overall satisfaction, quality, value, advocacy and loyalty.

Performance Level	Customer Relationship Index Goal	Qualifying Multiplier	2006 Result
Threshold	80.5%	7.5%	81.2%
Target	81.5%	15.0%
Maximum	83.0%	30.0%

–	Idaho Power total non-fuel operation and maintenance expense

     The purpose of this goal is to focus us on the effective use of assets and capital. We base this goal on managing to budgeted amounts.

Performance Level	Operation and Maintenance Expense Goal	Qualifying Multiplier	2006 Result
Threshold	$246 million	7.5%
Target	$242.9 million	15.0%
Maximum	$235 million	30.0%	$238 million

–	Network reliability

The purpose of this goal is to focus us on serving our small and large general service customers. The goal is measured using the number of interruptions greater than five minutes in duration. The goal also includes a cap of no more than 10 percent of customers subjected to more than six interruptions during the 2006 calendar year. If the cap is exceeded, the payout for this goal will be zero.

Performance Level	Number of Interruptions	Qualifying Multiplier	2006 Result
Threshold	2.5	5%	3.0 and cap exceeded
Target	2.1	10%
Maximum	1.7	20%

•	Idaho Power net income Net income is defined as net income reported in our audited annual financial statements. The Idaho Power net income goal amounts are reduced by all applicable incentive awards.

Performance Level	Idaho Power Net Income	Qualifying Multiplier	2006 Result
Threshold	$74 million	15%
Target	$83 million	30%
Maximum	$90 million	60%	$93.9 million

•	IDACORP consolidated net income

Net income is defined as net income reported in our audited annual financial statements. The IDACORP consolidated net income goal amounts are reduced by all applicable incentive amounts.

Performance Level	IDACORP Consolidated Net Income	Qualifying Multiplier	2006 Result
Threshold	$77 million	15%
Target	$81 million	30%
Maximum	$87 million	60%	$107.4 million

The short-term executive incentive plan does not permit the payment of awards if there is no payment of awards under the employee incentive plan or if IDACORP does not have net income sufficient to pay dividends on its common stock.

2006 Long-Term Incentive Awards

Awards and Goals

In 2006, the compensation committee approved long-term incentive awards with two components:

•	one-third of the total target award opportunity was time vesting restricted shares with a three year restricted period and

•	two-thirds of the total target award opportunity were performance based shares with two equally-weighted performance goals – cumulative earnings per share and total shareholder return in comparison to the S&P MidCap 400 Utility Index over the 2006-2008 performance period.

We describe each award below.

•	Time vesting shares

Each named executive officer received an award of time vesting restricted shares equal to a percentage of his base salary in 2006. These shares vest on January 1, 2009 if the named executive officer remains continuously employed with the company during the entire restricted period. The named executive officer will receive a prorated number of shares if he retires, with the approval of the compensation committee, dies or becomes disabled during the three year restricted period based upon the number of full months he was employed. In the case of a change in control, the restrictions on the time vesting restricted stock are deemed to have expired. If employment is terminated for other reasons, the shares will be forfeited. Dividends are paid on the shares during the restricted period and are not subject to forfeiture.

•	Performance based shares

Each named executive officer received an award of performance shares at the target level equal to a percentage of his base salary in 2006. The named executive officer will receive an award of performance shares if he remains employed by the company during the entire performance period, with certain exceptions, and we achieve our performance goals established by the compensation committee. The named executive officer will receive a prorated number of shares if he retires, with the approval of the compensation committee, dies or becomes disabled during the three year performance period based on the number of full months he was employed. In the case of a change in control, the payout opportunity on the performance shares is deemed to have been achieved at the target level. If employment is terminated for other reasons, the shares will be forfeited. Dividends will accrue during the performance period and will be paid in cash based upon the number of shares that are earned.

All performance shares that do not vest will be forfeited.

The two goals are weighted equally.

CUMULATIVE EARNINGS PER SHARE TABLE AND
METHOD OF CALCULATION

Cumulative Earnings Per Share For Performance Period (Jan. 2006–Dec. 31, 2008)	Payout Percentage (% of Target Award)
$6.50 or higher – maximum	150%
$6.00 – target	100%
$5.60 – threshold	50%
Less than $5.60	0%

TOTAL SHAREHOLDER RETURN TABLE AND METHOD OF CALCULATION

Percentile Rank	Payout Percentage (% of Target Award)
75th or higher – maximum	150%
55th – target	100%
40th – threshold	50%
Less than 40th	0%

No options were awarded in 2006. The number in the Summary Compensation Table reflects the FAS 123R charge for prior awards.

Bonus

In connection with the closing of the sale of an IDACORP subsidiary, IDACORP Technologies, Inc., in July 2006 the board of directors awarded Darrel Anderson a bonus of $40,000.

Salary and Bonus in Proportion to Total Compensation

The following table shows the proportion of salary and bonus to total compensation.

Name	Salary ($)	Bonus ($)	Total Compensation ($)	Salary and Bonus as % of Total Compensation
J. LaMont Keen	436,538		1,420,655	30.7%
Jan B. Packwood	349,231		989,648	35.3%
Darrel T. Anderson	278,462	40,000	787,345	40.5%
Thomas R. Saldin	264,423		735,687	35.9%
James C. Miller	279,615		697,780	40.1%
Daniel B. Minor	248,269		642,320	38.7%

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)[1]	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g) [2]	Market Value of Shares or Units of Stock That Have Not Vested ($) (h) [4]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)[4]
J. LaMont Keen
Option Award – 7/19/00	25,000		35.81	7/18/2010
Option Award – 1/18/01	30,000		40.31	1/17/2011
Option Award – 1/17/02	35,200	8,800	39.50	1/16/2012
Option Award – 3/20/03	24,000	26,000	22.92	3/19/2013
Option Award – 1/15/04	6,640	9,960	31.21	1/14/2014
Option Award – 1/20/05	4,451	17,802	29.75	1/19/2015
Restricted Stock – Time Vesting					13,929	538,356
Performance Shares							26,214	1,013,171

Jan B. Packwood
Option Award – 1/18/01	60,000		40.31	1/17/2011
Option Award – 1/17/02	72,800		39.50	1/16/2012
Performance Shares							18,902	730,562

Darrel T. Anderson
Option Award – 1/18/01	4,000		40.31	1/17/2011
Option Award – 1/17/02	4,800	1,200	39.50	1/16/2012
Option Award – 3/1/02	800	200	38.68	2/29/2012
Option Award – 3/20/03	11,000	14,000	22.92	3/19/2013
Option Award – 1/15/04	3,960	5,940	31.21	1/14/2014
Option Award – 1/20/05	1,536	6,144	29.75	1/19/2015
Restricted Stock – Time Vesting					5,995	231,707
Performance Shares							10,426	402,965

Thomas R. Saldin
Option Award – 1/20/05	1,600	6,400	29.75	1/19/2015
Restricted Stock – Time Vesting					3,396	131,255
Performance Shares							7,668	296,368

James C. Miller
Option Award – 1/18/01	30,000		40.31	1/17/2011
Option Award – 1/17/02	24,800	6,200	39.50	1/16/2012
Option Award – 3/20/03	12,000	8,000	22.92	3/19/2013
Option Award – 1/15/04	2,600	3,900	31.21	1/14/2014
Option Award – 1/20/05	1,728	6,912	29.75	1/19/2015
Restricted Stock – Time Vesting					5,298	204,768
Performance Shares							9,830	379,930

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)[1]	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g) [2]	Market Value of Shares or Units of Stock That Have Not Vested ($) (h) [4]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)[4]

Daniel B. Minor
Option Award – 1/17/02	800	200	39.50	1/16/2012
Option Award – 3/20/03		800	22.92	3/19/2013
Option Award – 5/19/03		2,000	24.80	5/18/2013
Option Award – 1/15/04	1,320	1,980	31.21	1/14/2014
Option Award – 1/20/05		5,248	29.75	1/19/2015
Restricted Stock – Time Vesting					3,848	148,725
Performance Shares							7,773	300,426

1	The award date for each option is listed in column (a). All option awards vest ratably over a five year period at 20% per year.

2	Time Vesting Restricted Stock

Named Executive Officer	Award	Shares of Restricted Stock	Vesting Date
J. LaMont Keen	2004	4,281	1/01/08
	2005	4,675	1/01/09
	2006	4,973	1/01/09

Jan B. Packwood	2004	–	–
	2005	–	–
	2006	–	–

Darrel T. Anderson	2004	2,570	1/01/08
	2005	1,613	1/01/09
	2006	1,812	1/01/09

Thomas R. Saldin	2005	1,681	1/01/09
	2006	1,715	1/01/09

James C. Miller	2004	1,671	1/01/08
	2005	1,815	1/01/09
	2006	1,812	1/01/09

Daniel B. Minor	2004	852	1/01/08
	2005	1,378	1/01/09
	2006	1,618	1/01/09

3	Performance Shares

Named Executive Officer	Award	Shares	End of Performance Period
J. LaMont Keen	2004	4,281	12/31/06
	2005	7,013	12/31/07
	2006	14,920	12/31/08

Jan B. Packwood	2004	7,228	12/31/06
	2005	6,942	12/31/07
	2006	4,732	12/31/08

Darrel T. Anderson	2004	2,570	12/31/06
	2005	2,420	12/31/07
	2006	5,436	12/31/08

Thomas R. Saldin	2005	2,522	12/31/07
	2006	5,146	12/31/08

James C. Miller	2004	1,671	12/31/06
	2005	2,723	12/31/07
	2006	5,436	12/31/08

Daniel B. Minor	2004	852	12/31/06
	2005	2,067	12/31/07
	2006	4,854	12/31/08

Shares for the 2004 award are shown at the target level based on actual results. Shares for the 2005 and 2006 awards are shown at the maximum level based on 2006 performance above target.

Shares do not vest until the compensation committee and the board of directors determine that goals have been met. This generally occurs in February following the end of the performance period.

4	Shares that have not vested are valued at the closing stock price on the final business day of the year. IDACORP closed at $38.65 on December 29, 2006.

OPTION EXERCISES AND STOCK VESTED DURING 2006

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
J. LaMont Keen	30,000	310,343
Jan B. Packwood	204,192	1,819,871	17,942	601,551
Darrel T. Anderson	10,000	162,940
Thomas R. Saldin	–	–
James C. Miller	40,000	155,049
Daniel B. Minor	5,512	72,212

PENSION BENEFITS FOR 2006

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)		Present Value of Accumulated Benefit ($) (d)[3]	Payments During Last Fiscal Year ($) (e)
J. LaMont Keen	Retirement Plan		33	778,056
	Security Plan I1		22	1,503,466
	Security Plan II2		2	557,007

Jan B. Packwood[4]	Retirement Plan		36	1,154,407	41,360
	Security Plan I1		28	4,637,248	211,485
	Security Plan II2		2	1,482,568

Darrel T. Anderson	Retirement Plan		10	171,868
	Security Plan I1		9	469,397
	Security Plan II2		2	306,117

Thomas R. Saldin	Retirement Plan		2	59,506
	Security Plan I1	3	months	34,202
	Security Plan II2		2	345,438

James C. Miller	Retirement Plan		30	624,009
	Security Plan I1		17	705,359
	Security Plan II2		2	253,493

Daniel B. Minor	Retirement Plan		21	318,014
	Security Plan I1		6	78,594
	Security Plan II2		2	216,015

1	Security Plan for Senior Management Employees I, which is grandfathered under section 409A.

2	Security Plan for Senior Management Employees II, which is not grandfathered under section 409A.

3	Values shown represent the present value of the accumulated pension benefit under each plan as of December 31, 2006 calculated utilizing the SEC mandated assumptions and a discount rate of 5.85% for 2006, a salary growth rate of 0%, the 1983 Group Annuity Mortality Table set back 3 years for post-retirement mortality, and a retirement age of 62 except actual retirement age for Mr. Packwood and age 65 for Mr. Saldin.

4	Retired as IDACORP president and chief executive officer effective July 1, 2006.

Idaho Power Company Retirement Plan

Description

The Idaho Power Company Retirement Plan is a qualified, defined benefit pension plan for all regular employees of Idaho Power Company, its subsidiaries and affiliate companies. The plan was established in 1943 to help employees meet an important long-term goal – building for financial security at retirement. Idaho Power makes all contributions to the plan. The dollar amount of the contribution is determined each year based on an actuarial evaluation.

Eligibility Standards

Regular, temporary and part-time employees who are 18 years of age or older are eligible to participate once they complete 12 consecutive months of employment. Participation begins the first day of the month after meeting this requirement.

Vesting

Employees become vested and eligible for benefits under the plan after completing 60 months of credited service.

Retirement Age

Under the terms of the plan, normal retirement is at age 65; however, an employee may retire at age 62 without a reduction in pension benefits. Employees are eligible for early retirement when

•	they have reached the age of 55 and have 10 years of credited service or

•	they have 30 years of credited service.

Employees electing to retire before reaching age 62 receive a reduced benefit calculated as follows:

Exact Age When Payments Begin	Reduced Benefit as a Percentage of Earned Pension
61	96%
60	92%
59	87%
58	82%
57	77%
56	72%
55	67%
54	62%
53	57%
52	52%
51	47%
50	42%
49	38%
48	34%

Benefits Formula

Plan benefits for employees age 62 or older at the time of retirement are calculated based upon 1.5% of their final average earnings multiplied by their years of credited service. Final average earnings is the average total wages – base pay plus short-term incentive plus overtime – during the highest 60 consecutive months in the final 120 months of service.

Plan benefits for employees who at the time of retirement are under the age of 62 are calculated based upon this same formula and are then reduced using the appropriate early retirement factor.

Joint and Survivor Options

Employees who have a spouse at retirement have a survivor option at an amount equal to 50%, 66-2/3% or 100% of the employee’s benefit, or they may choose a single life benefit. Under the survivor options, the benefit payments are reduced to allow payments for the longer of two lives. The reduction factor is determined by the age difference between the employee and spouse. Under a single life benefit, no benefits will be payable to the spouse after the employee’s death.

The spouse is protected if the employee dies after being vested in the plan but before retirement. The spouse will receive a lifetime benefit payment equal to 50% of the benefit payment the employee had earned at the date of death. This benefit payment is calculated without an early retirement reduction and is not reduced for the age difference between the employee and the spouse. Payment commences on the date the employee could have retired had he survived. If the employee has 10 or more years of service at the time of death, payments would begin at age 55. With less than 10 years of service, payments would begin at age 65.

Policy on Granting Extra Years of Credited Service

We do not have a policy on granting extra years of credited service under the plan and have not granted any extra years of credited service under the plan.

Idaho Power Company Security Plan for Senior Management Employees

The American Jobs Creation Act of 2004 added section 409A to the Internal Revenue Code. This section is applicable to all compensation which is deferred pursuant to the terms of nonqualified plans and the earnings on that deferred compensation on or after January 1, 2005. The Idaho Power Company Security Plan for Senior Management Employees is a nonqualified defined benefit plan. Nonqualified plan benefits that were vested as of January 1, 2005 were grandfathered. To meet the requirements of section 409A, we created two plans – Security Plan I and Security Plan II. Security Plan I governs grandfathered benefits and Security Plan II governs benefits accruing after December 31, 2004, which are subject to section 409A. The key terms in Security Plan II which are different from the grandfathered Security Plan I are

•	a six month delay in payments to key employees

•	a prohibition on lump sum payment and

•	elimination of a 10% “haircut” provision.

Under Security Plan I, payments to the participant begin immediately upon retirement and the participant may elect a lump sum payment. Security Plan I also provides for accelerated distribution of benefits, subject to a 10% reduction. The terms discussed in the narrative below apply to both Security Plans.

Description

The Idaho Power Company Security Plan for Senior Management Employees is a non-qualified defined benefit plan for senior management employees of Idaho Power Company and any affiliate or subsidiary designated by the board of directors. The purpose of the plan is to provide supplemental retirement benefits for certain key employees. It is intended that the plan will aid in retaining and attracting individuals of exceptional ability by providing them with these benefits. The plan is unfunded.

Eligibility Standards

Eligibility to participate in the plan is limited to those key employees who are designated by a committee made up of the chief executive officer, the four senior vice presidents and the vice president of human resources which has been appointed by the compensation committee. Participation in the plan by Section 16 officers is approved in advance by the compensation committee.

Vesting

A participant is 100% vested immediately.

Retirement Age

Under the terms of the plan, normal retirement is at age 62. Participants are eligible for early retirement when they have

•	reached the age of 55 or

•	completed 30 years of credited service under the Idaho Power Company Retirement Plan.

Participants who are eligible for early retirement and retire before reaching age 62 receive a reduced benefit based upon the following early retirement factors:

Exact Age When Payments Begin	Early Retirement Factor
61	96%
60	92%
59	87%
58	82%
57	77%
56	72%
55	67%

Benefits provided to participants who terminate employment before attaining early retirement are further reduced based on their years of participation.

Change in Control

The plan provides that if employment is terminated within a change in control period prior to normal retirement, the benefits shall be calculated using age 55 or the participant’s age at termination if it is greater than 55.

Benefits Formula

Plan benefits for participants age 62 or older at the time of retirement equal their target retirement percentage multiplied by their final average monthly compensation less the amount of the participant’s retirement benefits under the Idaho Power Company Retirement Plan. The target retirement percentage is 6% for each of the first ten years of participation plus an additional 1% for each year in excess of 10 years. The maximum target retirement percentage is 75%. Final average monthly compensation is the average total wages – base salary plus short-term incentive, not to exceed one times base salary for the year in which the short-term incentive was paid – during the highest 60 consecutive months in the final 120 months of service. Final average monthly compensation does not include compensation paid to a participant pursuant to a written severance agreement.

Plan benefits for participants who at the time of retirement are eligible for early retirement benefits equal their target retirement percentage multiplied by their early retirement factor and by the participant’s final average monthly compensation, less the amount of the participant’s retirement benefit under the Idaho Power Company Retirement Plan. Plan benefits for participants who at the time of retirement are not eligible for early retirement benefits are further reduced by a fraction, the numerator of which is their actual years of participation and the denominator of which is the number of years of participation they would have had at normal retirement.

Joint and Survivor Options

Participants who have a surviving spouse at retirement may select a survivor option at an amount equal to 50% or 66-2/3% of the participant’s benefit, or they may choose a single life annuity for the lifetime of the participant. Under a single life annuity no benefits will be payable to the spouse after the participant’s death. The survivor option is subject to an actuarial reduction in the benefit amount.

The spouse is protected if the participant dies before retirement or after termination of employment but before commencement of benefits. The surviving spouse will receive a lifetime monthly survivor benefit equal to 66-2/3% of the participant’s benefit calculated pursuant to the benefits formula discussed above assuming death occurred at the later of age 62 or the date of death. If the surviving spouse was ten or more years younger than the participant, the monthly survivor benefit will be reduced using the actuarial equivalent factors determined by an actuary using generally accepted actuarial assumptions, methods and factors. These payments will commence on the first day of the month following the date of death.

If the participant is unmarried on the date of death, the benefits will be paid to the participant’s beneficiary in a lump sum that is the actuarial equivalent of the value of a death benefit payable to an assumed spouse the same age as the participant.

Policy on Granting Extra Years of Credited Service

The plan is unfunded and non-qualified with the intention of providing deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended, and is therefore exempt from the provisions of Parts 2, 3 and 4 of Title I of the act. As such, the company is permitted to provide extra years of credited service, which the plan refers to as years of participation, at its discretion but has not done so.

Named Executive Officers Eligible For Early Retirement

Mr. Packwood retired effective July 1, 2006 with over 36 years of credited service. Mr. Keen has not yet reached the age of 55 but was eligible for early retirement as of December 31, 2006 with 33 years of credited service. Mr. Saldin is over the age of 55 and was therefore eligible for early retirement as of December 31, 2006 under Security Plan I and Security Plan II.

NONQUALIFIED DEFERRED COMPENSATION FOR 2006

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
J. LaMont Keen
Jan B. Packwood
Darrel T. Anderson			414		9,218
Thomas R. Saldin[1]	107,698		5,745		205,625
James C. Miller
Daniel B. Minor

1	Contribution amounts reported for 2006 were from base salary reflected in the 2006 Summary Compensation Table and from the 2005 short-term incentive award reflected in the 2005 Summary Compensation Table.

The Idaho Power Company executive deferred compensation plan is a non-qualified, unfunded supplemental deferred compensation plan for a select group of highly compensated employees of IDACORP and its subsidiaries. As an unfunded plan, it is intended for a select group of “management or highly compensated employees” within the meaning of sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974 and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of that act.

To comply with the requirements of section 409A of the Internal Revenue Code, we amended the plan effective January 1, 2005 to include provisions applicable to amounts subject to section 409A. These provisions delay for six months payments to key employees and prohibit accelerated payments, including changes to the type of payment and timing, except between forms of life annuities.

Eligibility Standards

The compensation committee will designate from time to time which key employees are eligible to participate in the plan. In selecting eligible employees, the committee considers the position and responsibilities of such individuals, the value of their services and other factors the committee deems pertinent. The committee may rescind its designation of an eligible employee and discontinue an employee’s active participation in the plan at any time.

Deferred Compensation

The plan permits a participant to defer up to 100% of his base salary and up to 100% of any short-term incentive.

Accounts

Each participant has a bookkeeping account representing a separate unfunded and unsecured obligation of the company to the participant. Deferred amounts are credited to a participant’s account, and we contribute an equal amount to a trust. The trust is expected to provide any assets necessary for the payment of benefits to participants under the plan.

Investment Options

The investment options available to participants are the same as those investments permitted under the Idaho Power Company Employee Savings Plan, which is our 401(k) plan.

Distribution

The portion of a participant’s account that is not subject to section 409A is distributed on the earliest of

•	the participant’s death

•	the participant’s termination of employment

•	the participant’s disability or

•	termination of the plan.

Participants may also elect to receive this portion of their accounts at any time, subject to a 10% reduction.

The portion of a participant’s account that is subject to section 409A is distributed on the earliest of

•	the participant’s death

•	six months following the participant’s termination of employment or

•	the participant’s disability.

Distributions may be made either in one lump sum or in five annual installments, as selected by the participant. This selection must be made at least one year prior to the occurrence of the event triggering payment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below show the payments and benefits our named executive officers would receive in connection with a variety of employment termination scenarios and upon a change in control. For the named executive officers other than Mr. Packwood, we assumed the terminations and the change in control occurred on December 31, 2006. For Mr. Packwood, we used his actual retirement date of July 1, 2006. All of the payments and benefits described below would be provided by IDACORP or Idaho Power Company.

The tables do not include amounts such as base salary, short-term incentives and stock awards, which the named executive officers earned due to employment through December 31, 2006. In addition, the tables do not include compensation or benefits provided under plans or arrangements that do not discriminate in favor of the named executive officers and that are generally available to all salaried employees. These include benefits under our qualified defined benefit pension plan, post-retirement health care benefits, life insurance and disability benefits.

The IDACORP Restricted Stock Plan and the IDACORP 2000 Long-Term Incentive and Compensation Plan and/or the award agreements provide that, except for retirement with the approval of the compensation committee, death, disability or change in control, all unvested shares, whether time vesting or performance shares, are forfeited upon termination. In the event of retirement with the approval of the compensation committee, death or disability, the named executive officer receives a prorated number of shares based on the number of full months employed during the restricted/performance period. For time vesting restricted stock, the prorated shares vest at termination. In the case of performance shares, the performance goals must be met at some level before the shares vest and vesting only occurs after completion of the performance period. For purposes of these tables, we have assumed target performance levels would be achieved. Although vesting would not occur until after completion of the performance period, the amounts shown in the tables were not reduced to reflect the present value of the performance shares that could vest. In the event of a change in control, the restrictions on the time vesting restricted stock are deemed to have expired and the payout opportunity on the performance shares is deemed to have been achieved at the target level.

The IDACORP 2000 Long-Term Incentive and Compensation Plan and/or the award agreements provide that all unvested options vest upon a change in control and are forfeited upon termination of employment.

The values for the time vesting restricted stock and the performance shares in the following tables were determined by multiplying the applicable number of shares times $38.65, which was the closing price of IDACORP common stock on December 29, the last trading day in 2006. Mr. Packwood’s values are based on the closing price on June 30, 2006, the last trading day before his retirement.

J. LaMont Keen

Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination $ (b)[1]		Not for Cause Termination $ (c)[2]		For Cause Termination $ (d) [2]	Death or Disability $ (e)		Change in Control (without termination) $ (f)	Not for Cause or Constructive Discharge Termination (Change in Control) $ (g)		13th Month Trigger (Change in Control) $ (h)
Compensation:
Base Salary			[3]						1,125,000	[4]	750,000	[5]
Short-Term Incentive Plan 2006									562,500	[4]	375,000	[5]
Restricted Stock – Time Vesting 1/15/04	124,105	[6]				124,105	[6]	165,461	165,461		165,461
Restricted Stock – Time Vesting 1/20/05	90,364	[7]				90,364	[7]	180,689	180,689		180,689
Performance Shares – CEPS 1/20/05	120,472	[8]				120,472	[8]	180,689	180,689		180,689
Restricted Stock – Time Vesting 2/6/06	64,082	[9]				64,082	[9]	192,206	192,206		192,206
Performance Shares – CEPS/TSR 3/16/06	128,125	[10]				128,125	[10]	384,413	384,413		384,413
Option Award 1/17/02[11]								48,752	37,136		37,136
Option Award 3/20/03[11]								408,980	408,980		408,980
Option Award 1/15/04[11]								102,588	88,744		88,744
Option Award 1/20/05[11]								201,162	177,308		177,308

Benefits and Perquisites:
Security Plan I	1,697,434	[12]	1,697,434	[12]	1,697,434[12]	1,918,045	[13]
Security Plan II	628,869	[12]	628,869	[12]	628,869[12]	710,601	[13]
Continuation of Welfare Benefits									23,251	[14]	17,618	[15]
Outplacement Services			[16]						12,000	[17]
280G Tax Gross-up									1,070,914	[18]	765,050	[18]
Total:	2,853,451		2,326,303		2,326,303	3,155,794		1,864,940	4,609,291		3,723,294

1	As of the voluntary termination date of December 31, 2006, Mr. Keen has in excess of 30 years of credited service and is eligible for early retirement under Security Plan I and Security Plan II. To illustrate potential termination-related benefits, we have assumed Mr. Keen’s voluntary termination would constitute retirement with approval of the compensation committee for purposes of his time vesting restricted stock and performance share awards.

2	We assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Mr. Keen’s time vesting restricted stock and performance share awards.

3	In a not for cause termination, severance guidelines described in the narrative below provide that termination payments range from zero to twenty-four months of base salary depending upon a series of factors including length of service and the circumstances surrounding the termination.

4	Mr. Keen’s change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.

5	The 13th month trigger provision in Mr. Keen’s change in control agreement provides for the payment of two-thirds of his severance payment.

6	Mr. Keen would receive pro rata vesting (36 of 48 months or 75%) of his 2004 time vesting restricted stock award of 4,281 shares. The dollar amount is determined by multiplying 3,211 shares times $38.65.

7	Mr. Keen would receive pro rata vesting (24 of 48 months or 50%) of his 2005 time vesting restricted stock award of 4,675 shares. The dollar amount is determined by multiplying 2,338 times $38.65.

8	Mr. Keen would receive pro rata vesting (24 of 36 months) assuming the performance goal is met. The 2005 performance share award has a goal of cumulative earnings per share for a three year performance period. This dollar amount assumes the Company achieves the target level (4,675 shares) with pro rata vesting of 3,117 valued at $38.65 per share.

9	Mr. Keen would receive pro rata vesting (12 of 36 months or 33.3%) of his 2006 time vesting restricted stock award of 4,973 shares. The dollar amount is determined by multiplying 1,658 shares times $38.65.

10	Mr. Keen would receive pro rata vesting (12 of 36 months) assuming the performance goals are met. This 2006 performance share award had two equally weighted performance goals: cumulative earnings per share and total shareholder return for a three year performance period. This dollar amount assumes the Company achieves the target level (9,946 shares) with pro rata vesting of 3,315 shares valued at $38.65 per share.

11	The option values have been calculated using a Black-Scholes Model using standard valuation techniques assuming (1) a stock price of $38.65, (2) the relevant exercise price, (3) days remaining before the option expires, (4) an average implied volatility of 15.3%, (5) an average discount rate of 4.7%, (6) dividends of 30¢ per share per quarter and (7) because Mr. Keen is eligible to retire, for columns (g) and (h) an exercise term of three years from December 31, 2006.

12	The values shown represent the present value of the Security Plan I and Security Plan II benefit based on retirement at 54 years, 8 months for Mr. Keen and termination as of December 31, 2006. We used a discount rate of 5.85% and the 1983 Group Annuity Mortality Table set back 3 years for post-retirement mortality. Payments would begin in January 2007 under Security Plan I and July 2007 under Security Plan II.

13	The values shown represent the present value of the Security Plan I and Security Plan II death benefits. During a period of Disability, a Participant will continue to accrue Years of Participation, and Compensation shall be credited to a Participant who is receiving Disability benefits at the full time equivalent rate of pay that was being earned immediately prior to becoming disabled.

14	Mr. Keen’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.

15	The 13th month trigger provision in Mr. Keen’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

16	The severance guidelines described in the narrative below provide that, in most cases, the company provides outplacement services up to a maximum of $12,000 for a 12 month period.

17	Mr. Keen’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12 month period.

18	The values shown assume an incremental overall tax rate of 42.066% increased by the Internal Revenue Code section 4999 excise tax of 20%.

Jan B. Packwood1

Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination $ (b)
Compensation:
Base Salary
Short-Term Incentive Plan 2006
Restricted Stock – Time Vesting	184,549	[2]
Performance Shares – CEPS 1/15/04	247,848	[2]
Restricted Stock – Time Vesting 1/20/05	118,198	[2]
Performance Shares – CEPS 1/20/05	158,694	[2]
Restricted Stock – Time Vesting 2/6/06	38,165	[2]
Performance Shares – CEPS/TSR 3/16/06	108,151	[2]
Option Award – 7/19/00[3]
Option Award – 1/18/01[3]
Option Award – 1/17/02[3]
Option Award – 5/20/03[3]
Option Award – 1/15/04[3]
Option Award – 1/20/05[3]
Other Benefits:	[4]
Total:	855,605

1	Mr. Packwood retired as president and chief executive officer effective July 1, 2006. The numbers in this table reflect his retirement.

2	The following table represents, by award, the share award, at target for performance shares, the shares forfeited and those not forfeited by Mr. Packwood.

Time Vesting Restricted Stock	Award	Forfeited	Not Forfeited
2004	8,723	(3,341)	5,382
2005	25,529	(14,082)	11,447
2006	9,463	(8,350)	1,113

Performance Shares
2004	8,723	(1,495)	7,228
2005	9,529	(4,901)	4,628
2006	18,926	(15,772)	3,154

The prorated shares are valued at $34.29, the closing price of IDACORP common stock on June 30, 2006, the last trading day prior to Mr. Packwood’s retirement.

3	All unvested options were forfeited upon termination.

4	See the Pension Benefits for 2006 table and accompanying narrative for information on Mr. Packwood’s retirement plan and Security Plan I and Security Plan II benefits. Payments to Mr. Packwood began on July 1, 2006 under the retirement plan and Security Plan I and January 2007 under Security Plan II.

Darrel T. Anderson

Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination $ (b)		Not for Cause Termination $ (c)		For Cause Termination $ (d)		Death or Disability $ (e)		Change in Control (without termination) $ (f)	Not for Cause or Constructive Discharge Termination (Change in Control) $ (g)		13th Month Trigger (Change in Control) $ (h)
Compensation:
Base Salary			[1]							700,000	[2]	466,667[3]
Short-Term Incentive Plan 2006										245,000	[2]	163,333[3]
Restricted Stock – Time Vesting 1/15/04							74,498	[4]	99,330	99,330		99,330
Restricted Stock – Time Vesting 1/20/05							31,191	[5]	62,342	62,342		62,342
Performance Shares – CEPS 1/20/05							41,549	[6]	62,342	62,342		62,342
Restricted Stock – Time Vesting 2/6/06							23,345	[7]	70,034	70,034		70,034
Performance Shares – CEPS/TSR 3/16/06							46,689	[8]	140,068	140,068		140,068
Option Award 1/17/02[9]									6,648	1,068		1,068
Option Award 3/01/02[9]									1,172	252		252
Option Award 3/20/03[9]									220,220	220,220		220,220
Option Award 1/15/04[9]									61,182	44,788		44,788
Option Award 1/20/05[9]									69,427	55,173		55,173

Benefits and Perquisites:
Security Plan I	102,667	[10]	102,667	[10]	102,667	[10]	919,635	[11]		427,288	[12]	427,288	[12]
Security Plan II	184,378	[10]	184,378	[10]	184,378	[10]	599,741	[11]		161,233	[12]	161,233	[12]
Continuation of Welfare Benefits										36,445	[13]	27,516	[14]
Outplacement Services			[15]							12,000	[16]
280G Tax Gross-up										860,934	[17]	683,821	[17]
Total:	287,045		287,045		287,045		1,736,648		792,765	3,198,517		2,685,475

1	The severance guidelines described in the narrative below provide that termination payments range from zero to twenty-four months of base salary depending upon a series of factors including length of time with the company and the circumstances surrounding the termination.

2	Mr. Anderson’s change in control agreement provides for a lump sum severance cash payment of 2.5 times his base salary and short-term incentive plan target amount for 2006 upon termination.

3	The 13th month trigger provision in Mr. Anderson’s change in control agreement provides for the payment of two-thirds of his severance payment.

4	Mr. Anderson would receive pro rata vesting (36 of 48 months or 75%) of his 2004 time vesting restricted stock award of 2,570 shares. The dollar amount is determined by multiplying 1,927 shares times $38.65.

5	Mr. Anderson would receive pro rata vesting (24 of 48 months or 50%) of his 2005 time vesting restricted stock award of 1,613 shares. The dollar amount is determined by multiplying 807 times $38.65.

6	Mr. Anderson would receive pro rata vesting (24 of 36 months) assuming the performance goal is met. The 2005 performance share award has a goal of cumulative earnings per share for a three year performance period. This dollar amount assumes the Company achieves the target level (1,613 shares) with pro rata vesting of 1,075 valued at $38.65 per share.

7	Mr. Anderson would receive pro rata vesting (12 of 36 months or 33.3%) of his 2006 time vesting restricted stock award of 1,812 shares. The dollar amount is determined by multiplying 604 shares times $38.65 per share.

8	Mr. Anderson would receive pro rata vesting (12 of 36 months) assuming the performance goals are met. This 2006 performance share award had two equally weighted performance goals: cumulative earnings per share and total shareholder return for a three year performance period. This dollar amount assumes the Company achieves the target level (3,624 shares) with pro rata vesting of 1,208 shares valued at $38.65 per share.

9	The option values have been calculated using a Black-Scholes Model using standard valuation techniques assuming (1) a stock price of $38.65, (2) the relevant exercise price, (3) days remaining before the option expires, (4) an average implied volatility of 15.3%, (5) an average discount rate of 4.7%, (6) dividends of 30¢ per share per quarter and (7) because Mr. Anderson is not eligible to retire, for columns (g) and (h) an exercise term of three months from December 31, 2006.

10	The values shown represent the present value of the Security Plan I and Security Plan II benefit based on his actual age and benefit commencement at age of 55 for Mr. Anderson and termination as of December 31, 2006. We used a discount rate of 5.85% and the 1983 Group Annuity Mortality Table set back 3 years for post-retirement mortality. Payments would begin when Mr. Anderson reaches the age of 55.

11	The values shown represent the present value of the Security Plan I and Security Plan II death benefits. During a period of Disability, a Participant will continue to accrue Years of Participation, and Compensation shall be credited to a Participant who is receiving Disability benefits at the full time equivalent rate of pay that was being earned immediately prior to becoming disabled.

12	Security Plan I and Security Plan II provide that if employment is terminated within a change in control period prior to the named executives normal retirement, the benefit shall be calculated using age 55 or the named executive’s age at termination if greater than 55. The values shown represent the excess value over those payable for a voluntary termination as of December 31, 2006.

13	Mr. Anderson’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.

14	The 13th month trigger provision in Mr. Anderson’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

15	The severance guidelines described in the narrative below provide that, in most cases, the company provides outplacement services up to a maximum of $12,000 for a 12 month period.

16	Mr. Anderson’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12 month period.

17	The values shown assume an incremental overall tax rate of 42.066% increased by the Internal Revenue Code section 4999 excise tax of 20%.

Thomas R. Saldin

Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination $ (b)[1]		Not for Cause Termination $ (c)[2]		For Cause Termination $ (d)[2]		Death or Disability $ (e)		Change in Control (without termination) $ (f)	Not for Cause or Constructive Discharge Termination (Change in Control) $ (g)		13th Month Trigger (Change in Control) $ (h)
Compensation:
Base Salary			[3]							662,500[4]		441,667	[5]
Short-Term Incentive Plan 2006										231,875	[4]	154,583	[5]
Restricted Stock – Time Vesting 1/20/05	32,505	[6]					32,505	[6]	64,971	64,971		64,971
Performance Shares – CEPS 1/20/05	43,327	[7]					43,327	[7]	64,971	64,971		64,971
Restricted Stock – Time Vesting Feb. 6, 2006	22,108	[8]					22,108	[8]	66,285	66,285		66,285
Performance Shares – CEPS/TSR 3/16/06	44,177	[9]					44,177	[9]	132,569	132,569		132,569
Option Award 1/20/05[10]									72,320	63,744		63,744

Benefits and Perquisites:
Security Plan I	36,535	[11]	36,535	[11]	36,535	[11]	29,868	[12]
Security Plan II	369,004	[11]	369,004	[11]	369,004	[11]	301,669	[12]
Continuation of Welfare Benefits										11,172	[13]	8,500	[14]
Outplacement Services			[15]							12,000	[16]
280G Tax Gross-up										518,535	[17]	353,618	[17]
Total:	547,656		405,539		405,539		473,654		401,116	1,828,622		1,350,908

1	As of the voluntary termination date of December 31, 2006, Mr. Saldin is eligible for early retirement under the terms of Security Plan I and Security Plan II which provide for immediate 100% vesting. To illustrate potential termination-related benefits, we have assumed Mr. Saldin’s voluntary termination would constitute retirement with approval of the compensation committee for purposes of his time vesting restricted stock and performance share awards.

2	We assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Mr. Saldin’s time vesting restricted stock and performance share awards.

3	The severance guidelines described in the narrative below provide that termination payments range from zero to twenty-four months of base salary depending upon a series of factors including length of time with the company and the circumstances surrounding the termination.

4	Mr. Saldin’s change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount for 2006 upon termination.

5	The 13th month trigger provision in Mr. Saldin’s change in control agreement provides for the payment of two-thirds of his severance payment.

6	Mr. Saldin would receive pro rata vesting (24 of 48 months or 50%) of his 2005 time vesting restricted stock award of 1,681 shares. The dollar amount is determined by multiplying 841 times $38.65.

7	Mr. Saldin would receive pro rata vesting (24 of 36 months) assuming the performance goal is met. The 2005 performance share award has a goal of cumulative earnings per share for a three year performance period. This dollar amount assumes the Company achieves the target level (1,681 shares) with pro rata vesting of 1,121 valued at $38.65 per share.

8	Mr. Saldin would receive pro rata vesting (12 of 36 months or 33.3%) of his 2006 time vesting restricted stock award of 1,715 shares. The dollar amount is determined by multiplying 572 shares times $38.65 per share.

9	Mr. Saldin would receive pro rata vesting (12 of 36 months) assuming the performance goals are met. This 2006 performance share award had two equally weighted performance goals: cumulative earnings per share and total shareholder return for a three year performance period. This dollar amount assumes the Company achieves target (3,430 shares) with pro rata vesting of 1,143 shares valued at $38.65 per share.

10	The option values have been calculated using a Black-Scholes Model using standard valuation techniques assuming (1) a stock price of $38.65, (2) the relevant exercise price, (3) days remaining before the option expires, (4) an average implied volatility of 15.3%, (5) an average discount rate of 4.7%, (6) dividends of 30¢ per share per quarter and (7) because Mr. Saldin is eligible to retire, for columns (g) and (h) an exercise term of three years from December 31, 2006.

11	The values shown represent the present value of the Security Plan I and Security Plan II benefit based on retirement at age 60 for Mr. Saldin and termination as of December 31, 2006. We used a discount rate of 5.85% and the 1983 Group Annuity Mortality Table set back 3 years for post-retirement mortality. Payments would begin in January of 2007 under Security Plan I and July 2007 under Security Plan II.

12	The values shown represent the present value of the Security Plan I and Security Plan II death benefits. During a period of Disability, a Participant will continue to accrue Years of Participation, and Compensation shall be credited to a Participant who is receiving Disability benefits at the full time equivalent rate of pay that was being earned immediately prior to becoming disabled.

13	Mr. Saldin’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.

14	The 13th month trigger provision in Mr. Saldin’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

15	The severance guidelines described in the narrative below provide that, in most cases, the company provides outplacement services up to a maximum of $12,000 for a 12 month period.

16	Mr. Saldin’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12 month period.

17	The values shown assume an incremental overall tax rate of 42.066% increased by the Internal Revenue Code section 4999 excise tax of 20%.

James C. Miller

Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination $ (b)		Not for Cause Termination $ (c)		For Cause Termination $ (d)	Death or Disability $ (e)		Change in Control (without termination) $ (f)	Not for Cause or Constructive Discharge Termination (Change in Control) $ (g)		13th Month Trigger (Change in Control) $ (h)
Compensation:
Base Salary			[1]						700,000	[2]	466,667	[3]
Short-Term Incentive Plan 2006									245,000	[2]	163,333	[3]
Restricted Stock – Time Vesting 1/15/04						48,428	[4]	64,584	64,584		64,584
Restricted Stock – Time Vesting 1/20/05						35,094	[5]	70,150	70,150		70,150
Performance Shares – CEPS 1/20/05						46,766	[6]	70,150	70,150		70,150
Restricted Stock – Time Vesting 2/6/06						23,345	[7]	70,034	70,034		70,034
Performance Shares – CEPS/TSR 3/16/06						46,689	[8]	140,068	140,068		140,068
Option Award 1/17/02[9]								34,348	5,518		5,518
Option Award 3/20/03[9]								125,840	125,840		125,840
Option Award 1/15/04[9]								40,170	29,406		29,406
Option Award 1/20/05[9]								78,105	62,070		62,070

Benefits and Perquisites:
Security Plan I	207,263	[10]	207,263	[10]	207,263[10]	1,137,731	[11]		589,097	[12]	589,097	[12]
Security Plan II	267,299	[10]	267,299	[10]	267,299[10]	408,880	[11]		18,898	[12]	18,898	[12]
Continuation of Welfare Benefits									41,514	[13]	31,242	[14]
Outplacement Services			[15]						12,000	[16]
280G Tax Gross-up									820,421	[17]	642,601	[17]
Total:	474,562		474,562		474,562	1,546,611		693,449	3,064,750		2,549,658

1	The severance guidelines described in the narrative below provide that termination payments range from zero to twenty-four months of base salary depending upon a series of factors including length of time with the company and the circumstances surrounding the termination.

2	Mr. Miller’s change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount for 2006 upon termination.

3	The 13th month trigger provision in Mr. Miller’s change in control agreement provides for the payment of two-thirds of his severance payment.

4	Mr. Miller would receive pro rata vesting (36 of 48 months or 75%) of his 2004 time vesting restricted stock award of 1,671 shares. The dollar amount is determined by multiplying 1,253 shares times $38.65.

5	Mr. Miller would receive pro rata vesting (24 of 48 months or 50%) of his 2005 time vesting restricted stock award (1,815 shares). The dollar amount is determined by multiplying 908 times $38.65.

6	Mr. Miller would receive pro rata vesting (24 of 36 months) assuming the performance goal is met. The 2005 performance share award has a goal of cumulative earnings per share for a three year performance period. This dollar amount assumes the Company achieves the target level (1,815 shares) with pro rata vesting of 1,210 valued at $38.65 per share.

7	Mr. Miller would receive pro rata vesting (12 of 36 months or 33.3%) of his 2006 time vesting restricted stock award of 1,812 shares. The dollar amount is determined by multiplying 604 shares times $38.65.

8	Mr. Miller would receive pro rata vesting (12 of 36 months) assuming the performance goal is met. This 2006 performance share award had two equally weighted performance goals: cumulative earnings per share and total shareholder return for a three year performance period. This dollar amount assumes the Company achieves the target level (3,624 shares) with pro rata vesting of 1,208 shares valued at $38.65 per share.

9	The option values have been calculated using a Black-Scholes Model using standard valuation techniques assuming (1) a stock price of $38.65, (2) the relevant exercise price, (3) days remaining before the option expires, (4) an average implied volatility of 15.3%, (5) an average discount rate of 4.7%, (6) dividends of 30¢ per share per quarter and (7) because Mr. Miller is not eligible to retire, for columns (g) and (h) an exercise term of three months from December 31, 2006.

10	The values shown represent the present value of the Security Plan I and Security Plan II benefit based on his actual age and benefit commencement at age of 55 for Mr. Miller and termination as of December 31, 2006. We used a discount rate of 5.85% and the 1983 Group Annuity Mortality Table set back 3 years for post-retirement mortality. Payments would begin when Mr. Miller reaches the age of 55.

11	The values shown represent the present value of the Security Plan I and Security Plan II death benefits. During a period of Disability, a Participant will continue to accrue Years of Participation, and Compensation shall be credited to a Participant who is receiving Disability benefits at the full time equivalent rate of pay that was being earned immediately prior to becoming disabled.

12	Security Plan I and Security Plan II provide that if employment is terminated within a change in control period prior to the named executives normal retirement, the benefit shall be calculated using age 55 or the named executive’s age at termination if greater than 55. The values shown represent the excess value over those payable for a voluntary termination as of December 31, 2006.

13	Mr. Miller’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.

14	The 13th month trigger provision in Mr. Miller’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

15	The severance guidelines described in the narrative below provide that, in most cases, the company provides outplacement services up to a maximum of $12,000 for a 12 month period.

16	Mr. Miller’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12 month period.

17	The values shown assume an incremental overall tax rate of 42.066% increased by the Internal Revenue Code section 4999 excise tax of 20%.

Daniel B. Minor

Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination $ (b)	Not for Cause Termination $ (c)	For Cause Termination $ (d)	Death or Disability $ (e)		Change in Control (without termination) $ (f)	Not for Cause or Constructive Discharge Termination (Change in Control) $ (g)		13th Month Trigger (Change in Control) $ (h)
Compensation:
Base Salary		[1]					625,000[2]		416,667	[3]
Short-Term Incentive Plan 2006							218,750	[2]	145,833	[3]
Restricted Stock – Time Vesting 1/15/04				24,697	[4]	32,930	32,930		32,930
Restricted Stock – Time Vesting 1/20/05				26,630	[5]	53,260	53,260		53,260
Performance Shares – CEPS 1/20/05				35,519	[6]	53,260	53,260		53,260
Restricted Stock – Time Vesting 2/6/06				20,832	[7]	62,536	62,536		62,536
Performance Shares – CEPS/TSR 3/16/06				41,703	[8]	125,072	125,072		125,072
Option Award 1/17/02[9]						1,108	178		178
Option Award 3/20/03[9]						12,584	12,584		12,584
Option Award 5/19/03[9]						28,180	27,740		27,740
Option Award 1/15/04[9]						20,394	14,929		14,929
Option Award 1/20/05[9]						59,302	47,127		47,127

Benefits and Perquisites:
Security Plan I				138,062	[10]		88,734	[11]	88,734	[11]
Security Plan II				379,464	[10]		243,884	[11]	243,884	[11]
Continuation of Welfare Benefits							38,138	[12]	28,757	[13]
Outplacement Services		[14]					12,000	[15]
280G Tax Gross-up							689,746	[16]	530,189	[16]
Total:				666,907		448,626	2,345,868		1,883,680

1	The severance guidelines described in the narrative below provide that termination payments range from zero to twenty-four months of base salary depending upon a series of factors including length of time with the company and the circumstances surrounding the termination.

2	Mr. Minor’s change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount for 2006 upon termination.

3	The 13th month trigger provision in Mr. Minor’s change in control agreement provides for the payment of two-thirds of his severance payment.

4	Mr. Minor would receive pro rata vesting (36 of 48 months or 75%) of his 2004 time vesting restricted stock award of 852 shares. The dollar amount is determined by multiplying 639 shares times $38.65.

5	Mr. Minor would receive pro rata vesting (24 of 48 months or 50%) of his 2005 time vesting restricted stock award of 1,378 shares. The dollar amount is determined by multiplying 689 times $38.65.

6	Mr. Minor would receive pro rata vesting (24 of 36 months) assuming the performance goal is met. The 2005 performance share award has a goal of cumulative earnings per share for a three year performance period. This dollar amount assumes the Company achieves the target level (1,378 shares) with pro rata vesting of 919 valued at $38.65 per share.

7	Mr. Minor would receive pro rata vesting (12 of 36 months or 33.3%) of his 2006 time vesting restricted stock award of 1,618 shares. The dollar amount is determined by multiplying 539 shares times $38.65 per share.

8	Mr. Minor would receive pro rata vesting (12 of 36 months) assuming the performance goals are met. This 2006 performance share award had two equally weighted performance goals: cumulative earnings per share and total shareholder return for a three year performance period. This dollar amount assumes the Company achieves the target level (3,236 shares) with pro rata vesting of 1,079 shares valued at $38.65 per share.

9	The option values have been calculated using a Black-Scholes Model using standard valuation techniques assuming (1) a stock price of $38.65, (2) the relevant exercise price, (3) days remaining before the option expires, (4) an average implied volatility of 15.3%, (5) an average discount rate of 4.7%, (6) dividends of 30¢ per share per quarter and (7) because Mr. Minor is not eligible to retire, for columns (g) and (h) an exercise term of three months from December 31, 2006.

10	The values shown represent the present value of the Security Plan I and Security Plan II death benefits. During a period of Disability, a Participant will continue to accrue Years of Participation, and Compensation shall be credited to a Participant who is receiving Disability benefits at the full time equivalent rate of pay that was being earned immediately prior to becoming disabled.

11	Security Plan I and Security Plan II provide that if employment is terminated within a change in control period prior to the named executives normal retirement, the benefit shall be calculated using age 55 or the named executive’s age at termination if greater than 55. The values shown represent the excess value over those payable for a voluntary termination as of December 31, 2006.

12	Mr. Minor’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.

13	The 13th month trigger provision in Mr. Minor’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

14	The severance guidelines described in the narrative below provide that, in most cases, the company provides outplacement services up to a maximum of $12,000 for a 12 month period.

15	Mr. Minor’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12 month period.

16	The values shown assume an incremental overall tax rate of 42.066% increased by the Internal Revenue Code section 4999 excise tax of 20%.

Severance

We do not have a written severance plan but we do have a set of guidelines to assist in determining severance in the event we terminate a named executive officer’s employment prior to retirement. A voluntary departure, termination for cause or termination resulting from a change in control would not trigger payment.

Payments

Payments range from zero to twenty-four months of base salary. In most cases, the company provides outplacement assistance up to a maximum of $12,000 for a twelve month period. Applicable plan provisions determine what happens to outstanding incentive awards.

The amount of base salary paid depends on a number of factors including

•	length of time with the company

•	length of time as an officer of the company

•	past and present performance and

•	reasons for the termination.

Payments are generally conditioned upon

•	the named executive officer’s availability to assist the company in completing work performed by the named executive officer prior to termination

•	the named executive officer’s availability to assist in any litigation arising out of the named executive officer’s job performance prior to termination

•	execution of separation agreement and general release

•	return of all confidential information

•	an agreement to make no untruthful statement regarding the company, whether oral or written

•	certain confidentiality requirements and

•	when appropriate, non-compete provisions.

Change in Control

We have entered into change in control agreements with all our executive officers. We amended the agreements in 2006. The agreements become effective for a three-year period upon a change in control. We define a “change in control” as

•	the acquisition of 20% or more of our outstanding voting securities

•	commencement of a tender offer for 20% or more of our outstanding voting securities

•	shareholder approval, or consummation if shareholder approval is not required, of a merger or similar transaction or the sale of all or substantially all of the assets or IDACORP or Idaho Power unless our shareholders will hold more than 50% of the voting securities of the surviving entity, no person will own 20% or more of the voting securities of the surviving entity and at least a majority of the board will be comprised of our directors

•	shareholder approval, or consummation if shareholder approval is not required, of a complete liquidation or dissolution of IDACORP or Idaho Power or

•	a change in a majority of the board of directors within a 24-month period without the approval of the two-thirds of the members of the board.

If a change in control occurs, the agreements provide for severance benefits in the event of termination of the executive’s employment

•	by IDACORP or any successor company, other than for cause, death or disability or

•	by the executive for constructive discharge at any time when the agreements are in effect.

In such event, the named executive officer would receive

•	a lump sum payment equal to two and one-half times his annual compensation, which is his base salary at the time of termination and his target short-term incentive in the year of termination, or, if not yet determined at the time of termination, the prior year’s target short-term incentive

•	the immediate vesting of stock options, restricted stock and performance-based restricted stock, at target

•	outplacement services for 12 months not to exceed $12,000 and

•	continuation of welfare benefits for a period of 24 months.

If a change in control occurs and the executive is not terminated, the agreements permit the executive to terminate employment for any reason during the first month following the one year anniversary of the change in control. We refer to this as the 13th month trigger in the tables. In such event, the executive would receive the same severance benefits except that the lump sum payment equal to two and one-half times annual compensation is reduced by one-third and the welfare benefits continue for 18 months, not 24 months.

For this purpose, “cause” means the executive’s fraud or dishonesty which has resulted or is likely to result in material economic damage to us or one of our subsidiaries, as determined in good faith by at least two-thirds of our non-employee directors at a meeting of the board at which the executive is provided an opportunity to be heard.

A named executive officer is considered constructively discharged under the provisions of the agreement if, within one year after the occurrence of such event, but in no event later than 36 months following a change in control, the executive gives written notice to IDACORP or any successor company specifying one of the events described below relied upon for such termination and the company has not remedied the matter within 30 days of receipt of such notice.

•	IDACORP or any successor company fails to comply with any provision of the agreement

•	the executive is required to be based at an office or location more than 50 miles from the location where the executive was based on the day prior to the change in control

•	a reduction which is more than de minimis in

–	base salary or maximum short-term incentive opportunity

–	long-term incentive opportunity

–	annual benefit accrual rate in our qualified defined benefit plans, unless such reduction is effective for all executive officers

•	our failure to provide a successor company to assume and agree to perform under the agreement or

•	a reduction which is more than de minimis in the long term disability and life insurance coverage provided to the executive and in effect immediately prior to the change in control.

The agreements include a parachute tax provision. Internal Revenue Code section 280G disallows a corporate tax deduction for any “excess parachute payments” and section 4999 imposes a 20% excise tax payable by the named executive officer on “excess parachute payments”. In general terms, these sections apply if the change in control related payments and benefits equal or exceed 300% of the named executive officer’s prior 5-year average W-2 income. The agreements provide for either (1) a gross-up payment if the excise tax cannot be avoided by reducing the parachute payments and benefits by 15% or less or (2) a reduction in payments and benefits if the excise tax can be avoided by reducing the parachute payments and benefits by 15% or less.

DIRECTOR COMPENSATION FOR 2006

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)[1]	Option Awards ($) (d)[2]		Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)[3]	All Other Compensation ($) (g)[4]	Total ($) (h)
Rotchford L. Barker	48,750	45,235	7,569		0	11,517	405	113,476
Christine King[5]	6,666	0	0		0	0		6,666
Jack K. Lemley	41,460	45,235	0	[6]	0	21,249	405	108,349
Gary G. Michael	61,250	45,235	7,569		0	8,630	405	123,089
Jon H. Miller	84,000	45,235	7,569		0	46,209	405	183,418
Peter S. O’Neill	64,300	45,235	7,569		0	22,528	405	140,037
Jan B. Packwood[7]	37,200	0	0		0	0		37,200
Richard G. Reiten	48,950	40,000	3,727		0	4,041		96,718
Joan H. Smith	49,500	40,000	3,379		0	0		92,879
Robert A. Tinstman	61,450	45,235	7,569		0	15,507	405	130,166
Thomas J. Wilford	47,500	40,000	3,431		0	3,356		94,287

1	Each director received a stock award valued at $40,000 on February 1, 2006. In March 2004, an award of 750 time vesting restricted shares was made to each director on the board in 2003. Those directors who were on the board during 2006 are Messrs. Barker, Lemley, Michael, Miller, O’Neill and Tinstman. At December 31, 2006, 300 shares remain unvested for each director except Mr. Lemley.

2	No options were awarded to directors in 2006. The following table represents options awarded prior to 2006 and outstanding at December 31, 2006 for each director.

Name	Options Awarded	Options Outstanding
Rotchford L. Barker	8,250	8,250
Christine King	0	0
Jack K. Lemley	8,250	4,950
Gary G. Michael	8,250	8,250
Jon H. Miller	8,250	8,250
Peter S. O’Neill	8,250	8,250
Jan B. Packwood	0	0
Richard G. Reiten	3,000	3,000
Joan H. Smith	3,000	3,000
Robert A. Tinstman	8,250	8,250
Thomas A. Wilford	3,000	3,000

3	Represents above-market interest on deferred fees.

4	Represents dividends received on unvested restricted stock.

5	Appointed to the board effective November 1, 2006.

6	In connection with his retirement, Mr. Lemley forfeited 114 shares of restricted stock and all 3,300 unvested options.

7	Retired as president and chief executive officer effective July 1, 2006. Mr. Packwood continued as a non-employee director on the board following his retirement.

Director Compensation for 2006

All directors of IDACORP also serve as directors of Idaho Power Company. The fees and other compensation shown in the table and discussed below is for service on both boards as well as for service on any subsidiary board. Employee directors receive no compensation for service on the boards.

Fees

Annual Retainer

Chairman of the board	$84,000
Chairman of audit committee	$37,500
Chairman of compensation committee	$35,000
Chairman of corporate governance committee	$31,000
Other directors	$25,000

Meeting Fees

Board meeting	$1,250
Committee meeting	$1,250

The chairman of the board does not receive meeting fees.

Stock Awards

$40,000 of IDACORP common stock annually

Subsidiary Board Fees

IDACORP Technologies

Monthly retainer – $750 Meeting fees – $600

Messrs. Lemley, Packwood, Reiten and Tinstman served on the IDACORP Technologies board until it was sold on July 20, 2006.

IDACORP Financial Services

Monthly retainer – $750 Meeting fees – $600

Messrs. O’Neill and Packwood serve on the IDACORP Financial Services board.

Ida-West Energy

Monthly retainer – $750 Meeting fees – $600

Mr. Packwood serves on the Ida-West Energy board.

IDACOMM, Inc.

Monthly retainer – $750 Meeting fees – $600

Mr. Packwood and Ms. Smith served on the IDACOMM board until it was sold on February 23, 2007.

2007 Fees

For 2007, the compensation for directors has increased. The annual retainer increased by $5,000 for all directors except the chairman of the board. The chairman of the board’s annual cash retainer increased by $10,000 to $94,000. All other fees and the stock award remain the same.

Deferral Arrangements

Directors may defer all or a portion of their monthly retainers and meeting fees. At retirement, directors may elect to receive one lump-sum payment of all amounts deferred with interest or a series of up to 10 equal annual payments. The interest rate is equal to the Moody’s long-term corporate bond yield average rate plus three percent.

Stock Ownership Guidelines

The board adopted stock ownership guidelines for non-employee directors in January 2006. Each non-employee director is expected to own IDACORP common stock equal in value to two times his current base annual retainer fee. A director is allowed three years to meet these requirements.

Retirement Benefits

Effective April 1, 2002, we terminated the Idaho Power Company security plan for directors. At that time, current directors were entitled to their vested benefits under the plan as of January 15, 2002. The plan was a non-qualified deferred compensation plan which provided for retirement benefit payments. The maximum payment is $17,500 per year for a period of 15 years. Directors elected prior to November 30, 1994 could elect 180 monthly installments or a single life annuity with a joint and survivor option. Directors elected after November 1994 receive a single life annuity with a joint and survivor option. In 2006, there were five current directors with vested benefits in the plan – Mr. Miller, who was elected prior to November 30, 1994, and Messrs. Barker, Lemley, O’Neill and Tinstman who were elected after November 30, 1994.

ANNUAL REPORT

We mailed our 2006 annual report to shareholders, which includes the combined Annual Report on Form 10-K for the year ended December 31, 2006 of IDACORP and Idaho Power Company, along with this proxy statement on or about April 9, 2007 to all shareholders of record.

SHARED ADDRESS SHAREHOLDERS

In accordance with a notice sent to eligible shareholders who share a single address, we are sending only one annual report to shareholders and proxy statement to that address, unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate annual report to shareholders or proxy statement in the future, he or she may contact investor relations, 1221 West Idaho Street, Boise, Idaho

83702-5610, telephone 1-800-635-5406. Eligible shareholders of record receiving multiple copies of our annual report to shareholders and proxy statement can request householding by contacting us in the same manner. If you own shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the annual report to shareholders, or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. Requests should be addressed to investor relations at the address set forth above.

2008 ANNUAL MEETING OF SHAREHOLDERS

Director Nominations, Other Business and Discretionary Voting Authority

Our bylaws provide that director nominations may be made only by the board of directors or by a shareholder entitled to vote who has delivered written notice to our corporate secretary. The notice must be received no later than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the 2007 annual meeting. The notice must also contain certain information specified in the bylaws, which you may obtain by writing to our corporate secretary.

Rule 14a-4 of the Securities and Exchange Commission’s proxy rules allows us to use discretionary voting authority to vote on matters coming before our annual meeting of shareholders, if we do not have notice of the matter at least 45 days before the first anniversary date on which we first mailed our proxy materials for the 2007 annual meeting or the date specified by an advance notice provision in our bylaws. Our bylaws contain such an advance notice provision. Under the bylaws, the only business that may be brought before our annual meeting of shareholders are those matters specified in the notice of the meeting or otherwise properly brought before the meeting by the board or by a shareholder entitled to vote who has delivered written notice to our corporate secretary. The shareholder must deliver the notice no later than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the 2007 annual meeting. The notice must also contain certain information specified in the bylaws, which you may obtain by writing to the corporate secretary.

For the 2008 annual meeting of shareholders, expected to be held on May 15, 2008, you must submit such nominations or proposals to the corporate secretary of IDACORP no later than December 11, 2007.

Shareholder Proposals

The above requirements are separate and apart from the Securities and Exchange Commission’s requirements that you must meet in order to have a shareholder proposal included in the proxy statement under Rule 14a-8. For our 2008 annual meeting of shareholders, expected to be held on May 15, 2008, if you wish to submit a proposal for inclusion in the proxy materials pursuant to Rule 14a-8, you must submit your proposal to our corporate secretary on or before December 11, 2007.

If you cannot attend the meeting, please vote your proxy or proxies without delay.

We will make available to our shareholders to whom we mail this proxy statement a copy of our Annual Report on Form 10-K, excluding exhibits, for the year ended December 31, 2006, which is required to be filed with the Securities and Exchange Commission. You may obtain a copy without charge, upon written or oral request to Lawrence F. Spencer, Director of Investor Relations, IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702, Telephone Number: (208) 388-2200. You may also access our Annual Report on Form 10-K through our website at www.idacorpinc.com.

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EXHIBIT A

INDEPENDENCE STANDARDS
IDACORP, INC. BOARD OF DIRECTORS
EXCERPT FROM CORPORATE GOVERNANCE GUIDELINES

II.	SELECTION AND COMPOSITION

A.	Board Size

The By-laws permit a Board size ranging from nine (9) to fifteen (15) members. This range permits diversity of experience without hindering effective discussion, diminishing individual accountability or meeting the various committee requirements.

B.	Independence of the Board

The Board shall be comprised of a majority of directors who qualify as independent directors (“Independent Directors”) under the listing standards of the NYSE and meet the applicable requirements of the Sarbanes-Oxley Act of 2002 (“SOX Act”) and any applicable Securities and Exchange Commission (“SEC”) rules and regulations. References in this Section II.B. to the “Company” include any parent or subsidiary in a consolidated group with the Company.

The Board shall review annually the relationships that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Following such annual review, only those directors who the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) will be considered Independent Directors, subject to additional qualifications prescribed under the listing standards of the NYSE and under applicable law, including the SOX Act.

To be considered independent, the Board must affirmatively determine that a director does not have any direct or indirect material relationship with the Company. A director is not independent if:

1.  The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer1 of the Company; provided, however, that a director’s employment as an interim Chairman or Chief Executive Officer or other executive officer shall not disqualify the director from being considered independent following such employment.

“Immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. When applying the three-year look back provisions in subsections (1) through (5) of this Section II.B., the Board need not consider individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated.

[1]	The term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934 and means the Company’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of the Company’s subsidiaries shall be deemed executive officers of the Company if they perform such policy-making functions for the Company.

2.  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); provided, however, that compensation received by a director for former service as an interim Chairman or interim Chief Executive Officer or other executive officer and compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered by the Board in making this determination.

3.  (A) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

4.  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

5.  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services (except where the payments are for electrical energy purchased or sold under a purchase or sale arrangement that is approved by a state or federal regulatory agency) in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

  In addition, the Board has established the following guidelines to assist it in determining director independence:

i.	For purposes of subsection (5) above, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member’s current employer; the Board need not consider former employment of the director or immediate family member.

ii.	For purposes of subsection (5) above, contributions to tax exempt organizations shall not be considered “payments,” provided, however, that, as required by the NYSE Rules, the Company will disclose in its annual proxy statement any such contributions made by the Company to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from the Company to the organization exceeded the greater of $1 million, or 2% of such tax exempt organization’s consolidated gross revenues.

iii.	The following tax exempt relationships will not be considered to be material relationships that would impair a director’s independence: if a Company director serves as an officer, director or trustee of a tax exempt organization, and the Company’s annual tax exempt contributions to the organization are less than 1% of that organization’s total annual tax exempt receipts. The Board will annually review all tax exempt relationships of directors.

iv.	A transaction shall not be deemed material if it, together with all related transactions with the same director, does not involve more than $10,000 or involves only the reimbursement of expenses reasonably incurred by the director in connection with his or her services as a director of the Company.

v.	For relationships not covered by the guidelines above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the Board. The Board shall explain in the next proxy statement the basis for any Board determination that a relationship was not material, identify the independent directors and explain the basis for the determination of independence.

vi.	To facilitate implementation of the foregoing, each director shall provide to the Chairman of the Board a brief description of each relationship or transaction between such director and the Company. Relationships include, but are not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

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EXHIBIT B

IDACORP, Inc. / Idaho Power Company

Audit Committee
Policy For Pre-Approval of Independent Auditor Services
Adopted February 4, 2004

BACKGROUND:

The Sarbanes-Oxley Act of 2002, Section 10A(i) of the Securities Exchange Act of 1934, as amended, Regulation S-X Section 2-01(c) (7) and the Company’s Audit Committee Charter require the Audit Committee to pre-approve all audit and permitted non-audit services provided to the Company by the independent auditor.

In order to comply with these requirements, and to ensure both the appearance and certainty of independence on behalf of the independent auditors, the Audit Committee hereby establishes the following policies:

POLICY:

I.	STATEMENT OF PRINCIPLES

In addition to the audits of the Company’s consolidated financial statements, the independent auditor may be engaged to provide Audit-Related Services, Tax Services and All Other Services. The Audit Committee is required to pre-approve all services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

Any request to engage the independent auditor to provide a service which has not received general pre-approval shall be submitted as a written proposal to the Chief Financial Officer (CFO) with a copy to the General Counsel. Such request shall include a detailed description of the service to be provided, the proposed fee and the business reasons for engaging the independent auditor to provide the service. Upon approval by the CFO, the General Counsel and the independent auditor that the proposed engagement complies with the terms of this Policy and the applicable rules and regulations, the request shall be presented to the Committee or the Committee Chairman, as the case may be, for pre-approval.

In determining whether to pre-approve the engagement of the independent auditor, the Committee or the Committee Chairman, as the case may be, shall consider, among other things, this Policy, applicable rules and regulations and whether the nature of the engagement and the related fees are consistent with the following principles, as stated in the SEC’s adopting release for the rules on auditor independence:

•	the independent auditor cannot function in the role of management of the Company;

•	the independent auditor cannot audit its own work;

•	the independent auditor cannot serve in an advocacy role on behalf of the Company.

The appendices to this Policy describe the Audit, Audit-Related, Tax and All Other Services that have the general pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

II.	DELEGATION

The Audit Committee may delegate pre-approval authority to one or more of its members. The Audit Committee hereby delegates to the Chairman of the Committee pre-approval authority for proposed audit and audit-related services. The Chairman shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III.	DEFINITIONS

Audit Services: those services which only the independent auditor can reasonably provide, including tax services and accounting consultation necessary to perform an audit of the consolidated financial statements of the Company; services in connection with statutory and regulatory filings or engagements; statutory audits or financial audits for subsidiaries or affiliates; attest services, including attestation of management’s report on internal controls; services associated with registration statements, periodic reports and other documents filed with or furnished to the Securities and Exchange Commission, including comfort letters, consents and assistance in responding to SEC comment letters; and consultations by the Company as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (other than services which are Audit-Related Services and have been separately pre-approved).

Audit-Related Services: assurances and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor including employee benefit plan audits; due diligence related to mergers, acquisitions or dispositions; accounting consultations and audits in connection with acquisitions or dispositions; internal control reviews and assistance with internal control reporting requirements; attest services related to financial reporting that are not required by statute or regulation; consultations concerning financial accounting and reporting standards and consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (other than services that are Audit Services and have been separately pre-approved); statutory, subsidiary or equity investee audits incremental to the audit of the consolidated financial statements; general assistance with the implementation of the requirements of Sarbanes-Oxley, SEC rules and NYSE listing standards; and agreed-upon or expanded audit procedures relating to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters.

Tax Services: tax compliance (preparation of original and amended tax returns, claims for refund and tax payment planning services); other tax advice (assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities); tax planning.

All Other Services: any other work that is not an Audit Service, Audit-Related Service or a Tax Service.

IV.	AUDIT SERVICES

The annual Audit Services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

In addition to the annual Audit Services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit Services. The Audit Committee has pre-approved the Audit Services listed in Appendix A. All Audit Services not listed in Appendix A must be separately pre-approved by the Audit Committee.

V.	AUDIT-RELATED SERVICES

The Audit Committee believes that the provision of Audit-Related Services does not impair the independence of the auditor and has pre- approved the Audit-Related Services listed in Appendix B. All Audit-Related Services not listed in Appendix B must be separately pre-approved by the Audit Committee.

VI.	TAX SERVICES

The Audit Committee believes that the independent auditor can provide certain Tax Services to the Company without impairing the auditor’s independence. The Audit Committee has pre-approved the Tax Services listed in Appendix C. All Tax Services not listed in Appendix C must be separately pre-approved by the Audit Committee.

VII.	ALL OTHER SERVICES

The Audit Committee may grant pre-approval to those permissible non-audit services classified as All Other Services that it believes are routine and recurring services and would not impair the independence of the auditor. The Audit Committee has pre-approved the All Other Services listed in Appendix D. Permissible All Other Services not listed in Appendix D must be separately pre-approved by the Audit Committee.

A list of the SEC’s prohibited non-audit services is attached to this policy as Exhibit I. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VIII.	FEE LEVEL REVIEW

A fee level review for all services to be provided by the independent auditor will be periodically performed by the Audit Committee.

IX.	SUPPORTING DOCUMENTATION

With respect to each proposed service, the independent auditor will provide detailed back-up documentation regarding the specific services to be provided. This documentation will be provided to the Audit Committee.

X.	PROCEDURES

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the independent auditor, the Chief Financial Officer and the General Counsel, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

Appendix A

Pre-Approved Audit Services for Fiscal Year 2007

Dated: January 2007

Service	Range of Fees
1. Reviews of IDACORP’s and Idaho Power Company’s quarterly financial information for reporting on Form 10-Q for the quarter ended March 31, 2007 and related Sarbanes-Oxley 404 Attestation procedures.

2. Comfort letters to underwriters and other services that may be required in connection with the registration of debt and equity securities during 2007.

3. Audits of employee benefit plans of Idaho Power Company for the year ended December 31, 2006.

Appendix B

Pre-Approved Audit-Related Services for Fiscal Year 2007

Dated: January 2007

Service	Range of Fees
1. Accounting consultations and support related to GAAP and implications to proposed transactions during 2007.

Appendix C

Pre-Approved Tax Services for Fiscal Year 2007

Dated: January 2007

Service	Range of Fees
1. Consulting for Idaho Power Company’s uniform capitalization methods.
2. General tax planning and advice related to IDACORP and Subsidiaries corporate, partnership, and business transaction tax issues.
3. Preparation and review of Ida-West Energy’s 2006 partnership and LLC federal and state income tax returns.

Appendix D

Pre-Approved All Other Services for Fiscal Year 2007

Dated: January 2007

Service	Range of Fees
1. Deloitte Accounting Research Tool.

EXHIBIT I

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the Company

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

Annual Meeting of Shareholders
Thursday, May 17, 2007
10:00 a.m. Local Time
Idaho Power Corporate Headquarters
1221 West Idaho Street
Boise, Idaho 83707

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-260-0389, 24 hours a day, 7 days a week. Have your proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you directed. Available until 5:00 pm Eastern Time on May 16, 2007.

Visit the Internet voting website at http://proxy.georgeson.com. Have your proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 5:00 pm Eastern Time on May 16, 2007.

Simply mark, sign and date your proxy card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 and 2

1.	ELECTION OF DIRECTORS: To elect four directors of IDACORP for three-year terms(*) and one director for a two-year term.(**)	FOR all nominees listed (except as indicated to the contrary)	WITHHOLD authority to vote for all nominees
	Nominees:	☐	☐
01 Judith A. Johansen *
02 J. LaMont Keen*
03 Jon H. Miller*
04 Robert A. Tinstman*
05 Christine King**

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) in the space provided below.

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐

DATE: _______________________________

Signature(s) in Box

Signature of Joint Owner

April 9, 2007

Dear Shareholders of IDACORP, Inc.:

It is our pleasure to invite you to attend the upcoming 2007 Annual Meeting of Shareholders of IDACORP, Inc. to be held on May 17, 2007, at 10:00 a.m., local time, at the Idaho Power Corporate Headquarters, 1221 West Idaho Street, Boise, Idaho. Your Board of Directors and management look forward to personally greeting those shareholders able to attend.

Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the Notice of Meeting and the Proxy Statement on the following pages. This year IDACORP, Inc. is asking you to elect four directors of IDACORP for three-year terms and one director for a two-year term and to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

YOUR VOTE IS IMPORTANT. YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR COMPLETED PROXY IN THE ENCLOSED ENVELOPE. You may revoke your proxy prior to or at the meeting and may vote in person if you wish.

Jon H. Miller	J. LaMont Keen
Chairman of the Board	President and Chief Executive Officer

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

IDACORP, Inc.
P R O X Y	PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 17, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Properly executed proxies will be voted as marked and, if not marked, proxies received will be voted “For” proposal (1), to elect four Directors of IDACORP for three-year terms and one director for a two-year term and “FOR” proposal (2), to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

The undersigned hereby appoints J. LaMont Keen and Thomas R. Saldin, and each of them, proxies with full power of substitution to vote for the undersigned at the Annual Meeting of Shareholders of IDACORP, Inc. and at any adjournment(s) thereof, on the matters set forth in the Proxy Statement and such other matters as may properly come before the meeting; and hereby directs that this proxy be voted in accordance with the instructions herein and in the proxies’ discretion on any other matters that may properly come before the meeting.

Please date, sign and promptly mail in the self-addressed return envelope, which requires no postage if mailed in the United States. Please so indicate following your signature if you are signing in a representative capacity. If shares are held jointly, both owners should sign.

SEE REVERSE SIDE